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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

JOHNSON CONTROLS, INC.

(Name of Registrant as Specified In Its Charter)

JOHNSON CONTROLS, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Johnson Controls, Inc.
5757 North Green Bay Ave.
Post Office Box 591
Milwaukee, Wisconsin 53201-0591

Notice of 2008
Annual Meeting
and Proxy Statement

Date of Notice: December 7, 2007

NOTICE OF THE 2008
ANNUAL MEETING OF SHAREHOLDERS

Johnson Controls, Inc. will hold the Annual Meeting of Shareholders on Wednesday, January 23, 2008, at 1:00 P.M. CST, at Discovery World at Pier Wisconsin, 500 N. Harbor Drive, Milwaukee, Wisconsin. The purposes of the Annual Meeting are as follows:

1.	To elect four directors, with the following as the Board’s nominees:
Natalie A. Black
Robert A. Cornog
William H. Lacy
Stephen A. Roell

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors recommends a vote FOR items 1 and 2. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the Annual Meeting.

If you were a shareholder of record at the close of business on November 15, 2007, you are entitled to vote at the Annual Meeting.

If you have any questions about the Annual Meeting, please contact:

Johnson Controls, Inc.
Shareholder Services X-76
5757 North Green Bay Ave.
Post Office Box 591
Milwaukee, WI 53201-0591
(414) 524-2363
(800) 524-6220

By Order of the Board of Directors

Johnson Controls, Inc.
5757 North Green Bay Avenue
Post Office Box 591
Milwaukee, WI
53201-0591

December 7, 2007

Dear Shareholder:

The Johnson Controls Annual Shareholders’ Meeting will convene on Wednesday, January 23, 2008, at 1:00 P.M. CST at Discovery World at Pier Wisconsin, 500 N. Harbor Drive, Milwaukee, Wisconsin. We are mailing our proxy statement, which details the business we will conduct at the Annual Shareholders’ Meeting, to shareholders on or about December 7, 2007, together with the Company’s Annual Report on Form 10-K for fiscal year 2007. Shareholders are not to regard the Annual Report on Form 10-K, which contains our audited financial statements, as proxy solicitation material.

We are pleased to once again offer multiple options for voting your shares. As detailed in the “Questions and Answers” section of this proxy statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to use the Internet to vote your shares as it is the most cost-effective method.

Thank you for your continued support of Johnson Controls.

Sincerely,

JOHNSON CONTROLS, INC.

John M. Barth Chairman	Stephen A. Roell Chief Executive Officer

*	Agenda items for the Annual Meeting

QUESTIONS AND ANSWERS

Q:	What am I voting on?

A:	You are voting on TWO proposals:

1.	Election of four directors for a term of three years, with the following as the Board’s nominees:
          Natalie A. Black
          Robert A. Cornog
          William H. Lacy
          Stephen A. Roell

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008.

Q:	What are the voting recommendations of the Board?

A:	The Board of Directors is soliciting this proxy and recommends the following votes:

•	FOR each of the director nominees; and
•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008.

Q:	Will any other matters be voted on?

A:	We are not aware of any other matters that you will be asked to vote on at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the proxy holders will use their discretion to vote on these matters as they may arise. Furthermore, if a nominee cannot or will not serve as director, then the proxy holders will vote for a person whom they believe will carry out our present policies.

Q:	Who can vote?

A:	If you hold shares of our Common Stock, CUSIP No. 478366107, as of the close of business on November 15, 2007, then you are entitled to one vote per share at the Annual Meeting. There is no cumulative voting.

Q:	How do I vote?

A:	There are four ways to vote:

•	by Internet at http://www.eproxy.com/jci/
We encourage you to vote this way as it is the most cost-effective method;

•	by toll-free telephone at 1-800-560-1965;
•	by completing and mailing your proxy card; or
•	by written ballot at the Annual Meeting.

Q:	What is the effect of not voting?

A:	It will depend on how your share ownership is registered.

•	If shares you own are registered in your name and you do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. In the case of a non-routine proposal, if a quorum is obtained and shareholders holding a majority of the outstanding shares of Johnson Controls stock cast votes on the non-routine proposal, your unvoted shares will not affect whether the proposal is approved or rejected. There are no non-routine proposals to be voted upon at this year’s Annual Meeting.
•	If you own shares in “street name” through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your broker may or may not vote your shares at its discretion depending on the proposals before the meeting. Your broker may vote your shares at its discretion and your shares will count toward the quorum requirement on “routine matters.” Your broker may not, however, vote your shares on proposals determined to be “non-routine.” In such cases, the absence of voting instructions results in a “broker non-vote.” Broker non-voted shares are counted toward the quorum requirement but they do not affect the determination of whether a non-routine matter is approved or rejected. We believe that Proposals One and Two are routine matters on which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. Again, there are no non-routine proposals to be voted upon at this year’s Annual Meeting.
•	If you own shares through a Johnson Controls retirement or employee savings and investment plan [401(k)], and you do not direct the trustee of the 401(k) plan to vote your shares, or if the trustee does not receive your proxy card by January 17, 2008, then the trustee will vote the shares credited to your account in the same proportion as the voting of shares for which the trustee receives direction from other participants.
•	If you sign and return a proxy card for your shares but you do not indicate a voting direction, then the shares you hold will be voted FOR each of the nominees listed in Proposal One, FOR Proposal Two, and in the discretion of the persons named as proxies, upon such other matters that may properly come before the meeting or any adjournments thereof.

Q:	Can I change my vote?

A:	Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or phone;
•	returning a later-dated proxy card;
•	notifying Jerome D. Okarma, Vice President, Secretary and General Counsel, by written revocation letter addressed to the Milwaukee address listed on the front page; or
•	completing a written ballot at the Annual Meeting.

Q:	What vote is required to approve each proposal?

A:	Provided a quorum is present at the Annual Meeting, shareholders will elect the four director nominees receiving the greatest number of votes. Also provided a quorum is present, the votes shareholders cast “for” must exceed the votes shareholders cast “against” to approve the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2008.

Q:	Is my vote confidential?

A:	Yes. Only the election inspectors and certain individuals, independent of our company, who help with the processing and counting of the vote have access to your vote. Our directors and employees may see your vote only if we need to defend ourselves against a claim or in the event of a proxy solicitation by someone other than our company.

Q:	Who will count the vote?

A:	Wells Fargo Bank, N.A. will count the vote. Its representatives will serve as the inspectors of the election.

Q:	What shares are covered by my proxy card?

A:	The shares covered by your proxy card represent the shares of our Common Stock that you own that are registered with our company and our transfer agent, Wells Fargo Bank, N.A., including those shares you own through our dividend reinvestment plan and employee stock purchase plan. Additionally, shares our employees own that are credited to our employee retirement and savings and investment plans [401(k)] are also covered by your proxy card. The trustee of these plans will vote these shares as directed.

Q:	What does it mean if I get more than one proxy card?

A:	It means your shares are held in more than one account. You should vote the shares on all your proxy cards using one of the four ways to vote. To provide better shareholder services, we encourage you to have all your non-broker account shares registered in the same name and address. You may do this by contacting our transfer agent, Wells Fargo Bank, N.A., toll-free at 1-877-602-7397.

Q:	Who can attend the Annual Meeting?

A:	All shareholders of record as of the close of business on November 15, 2007 can attend the meeting. Seating, however, is limited. Attendance at the Annual Meeting will be on a first arrival basis.

Q:	What do I need to do to attend the Annual Meeting?

A:	To attend the Annual Meeting, please follow these instructions:

•	If shares you own are registered in your name or if you own shares through a Johnson Controls retirement or employee savings and investment plan, bring your proof of ownership of our Common Stock and a form of identification; or
•	If a broker or other nominee holds your shares, bring proof of your ownership of our Common Stock through such broker or nominee and a form of identification.

Q:	Will there be a management presentation at the Annual Meeting?

A:	Management will give a brief presentation at the Annual Meeting.

Q:	Can I bring a guest?

A:	While bringing a guest is not prohibited, please be aware that seating availability at the Annual Meeting is limited.

Q:	What is the quorum requirement of the Annual Meeting?

A:	A majority of the shares outstanding on November 15, 2007 constitutes a quorum for voting at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast “FOR” or “AGAINST” any of the proposals. On the record date, 594,617,318 shares of our Common Stock were outstanding.

Q:	How much did this proxy solicitation cost?

A:	We will primarily solicit proxies by mail and we will cover the expense of such solicitation. Georgeson Inc. will help us solicit proxies from all brokers and nominees at a cost of $10,000 plus expenses. Our officers and employees may also solicit proxies for no additional compensation. We may reimburse brokers or other nominees for reasonable expenses they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

Q:	How do I recommend or nominate someone to be considered as a director for the 2009 Annual Meeting?

A:	You may recommend any person as a candidate for director by writing to Jerome D. Okarma, our Vice President, Secretary and General Counsel. The Corporate Governance Committee reviews all submissions of recommendations from shareholders. The Corporate Governance Committee will determine whether the candidate is qualified to serve on our Board of Directors by evaluating the candidate using the criteria contained under the “Director Qualifications and Selection” section of the Company’s Corporate Governance Guidelines, which is discussed under “Proposal One: Election of Directors — Nominating Committee Disclosure.” Alternatively, if shares you own are registered in your name and you are entitled to vote at the Annual Meeting, then you may nominate any person for director by writing to Mr. Okarma. Your letter must include your intention to nominate a person as a director and include the candidate’s name, biographical data, and qualifications, as well as the written consent of the person to be named in our proxy statement as a nominee and to serve as a director. To nominate a person as a director for the 2009 Annual Meeting, our By-Laws require that a shareholder send written notice not less than 45 days and not more than 75 days prior to the month and day in the current year corresponding to the date on which we first mailed our proxy materials for the prior year’s Annual Meeting. Therefore, since we anticipate mailing this proxy statement on December 7, 2007, we must receive notice of shareholder intent to nominate a person as a director no sooner than September 23, 2008, and no later than October 23, 2008. A copy of the Corporate Governance Guidelines is provided at our website at http://www.johnsoncontrols.com/governance, or you may request a copy of these materials by contacting Shareholder Services at the address or phone number provided in the Questions and Answers section of this proxy statement and they will be mailed to you at no cost.

Q:	When are shareholder proposals due for the 2009 Annual Meeting?

A:	Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, we must receive shareholder proposals by August 9, 2008 to consider them for inclusion in our proxy materials for the 2009 Annual Meeting.

Q:	What are the requirements for proposing business other than by a shareholder proposal at the 2009 Annual Meeting?

A:	A shareholder who intends to propose business at the 2009 Annual Meeting, other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, must comply with the requirements set forth in our By-Laws. Among other things, a shareholder must give written notice of the intent to propose business before the Annual Meeting to us during the 30-day timeframe described above relating to nominating a person as a director. Therefore, based upon the anticipated mailing date of December 7, 2007, we must receive notice of shareholder intent to propose business before the Annual Meeting, submitted other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, no sooner than September 23, 2008, and no later than October 23, 2008.

If the notice is received after October 23, 2008, then the notice will be considered untimely and we are not required to present the shareholder information at the 2009 Annual Meeting. If the Board of Directors chooses to present any information submitted after October 23, 2008, other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, at the 2009 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2009 Annual Meeting may exercise discretionary voting power with respect to such information.

Q:	What changes were made to the Company’s Articles of Incorporation due to the 3 for 1 stock split?

A:	We amended and restated the Articles of Incorporation. The total number of authorized shares was changed to 1,802,000,000, the number of authorized shares of “Common Stock” was changed from 600,000,000 to 1,800,000,000, and the par value per share of “Common Stock” was changed from $0.04 1/16 to $0.01 7/18.

Q:	Where can I find Corporate Governance materials for Johnson Controls?

A:	We have provided our Corporate Governance Guidelines, Ethics Policy, Disclosure Policy, Communication Policy, Insider Trading Policy, and the Charters for the Audit, Compensation, Corporate Governance, Executive, Finance, and Qualified Legal Compliance Committees of our Board of Directors, as well as our Disclosure Committee, on our website at http://www.johnsoncontrols.com/governance. Our Securities and Exchange Commission, or SEC, filings (including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Section 16 insider trading transactions) are available at http://www.johnsoncontrols.com/investors. The Ethics Policy is applicable to the members of the Board of Directors and to all of our employees, including, but not limited to, the principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions. Any amendments to, or waivers of, the Ethics Policy that the Board of Directors approves will be disclosed on our website. We are not including the information contained on our website as part of, or incorporating it by reference into, this Proxy Statement.

Q:	How can I obtain Corporate Governance materials for Johnson Controls if I do not have access to the Internet?

A:	You may receive a copy of our Corporate Governance materials free of charge by:

•	contacting Shareholder Services at 1-800-524-6220; or
•	writing to:
Johnson Controls, Inc.
Attn: Shareholder Services X-76
5757 North Green Bay Ave.
Post Office Box 591
Milwaukee, WI 53201-0591

Q:	What is the process for reporting possible violations of Johnson Controls policies?

A:	Employees may anonymously report a possible violation of our policies by calling 866-444-1313 in the U.S. and Canada, or 678-250-7578 if located elsewhere. Reports of possible violations of the Ethics Policy may also be made to Jerome D. Okarma, our Vice President, Secretary and General Counsel, at Jerome.D.Okarma@jci.com or to the attention of Mr. Okarma at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. Reports of possible violations of financial or accounting policies may be made to the Chairman of the Audit Committee, Robert A. Cornog, at Robert.A.Cornog@jci.com or to the attention of Mr. Cornog at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. Reports of possible violations of the Ethics Policy that the complainant wishes to go directly to the Board may be addressed to the Chairman of the Corporate Governance Committee, Robert L. Barnett, at Robert.L.Barnett@jci.com or to the attention of Mr. Barnett at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591.

Q:	How do I obtain more information about Johnson Controls, Inc.?

A:	To obtain additional information about our company, you may contact Shareholder Services by:

•	calling 1-800-524-6220;
•	visiting the website at http://www.johnsoncontrols.com; or
•	writing to:
Johnson Controls, Inc.
Attn: Shareholder Services X-76
5757 North Green Bay Ave.
Post Office Box 591
Milwaukee, WI 53201-0591

Q:	Is the proxy statement available online?

A:	Yes, we have provided the proxy statement on our website at http://www.johnsoncontrols.com/proxy.

Q:	If more than one shareholder lives in my household, how can I obtain an extra copy of this proxy statement?

A:	Pursuant to the rules of the SEC, services that deliver our communications to shareholders who hold their stock through a broker or other nominee may deliver to multiple shareholders sharing the same address a single copy of our proxy statement. Upon written or oral request, we will mail a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. You may contact us with your request by calling or writing to Shareholder Services at the address or phone number provided above. We will mail materials you request at no cost. You can also access the proxy statement online at www.johnsoncontrols.com/proxy.

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.

Promptly returning your proxy card or voting via telephone or the Internet will help to reduce the cost of this solicitation.

PROPOSAL ONE: ELECTION OF DIRECTORS

Retirement of Paul A. Brunner:	Mr. Paul A. Brunner will retire as a director on December 31, 2007 after having reached our mandatory retirement age for directors. He has served as a director since 1983 and is currently in the class whose terms expire at the 2009 Annual Meeting. Our Board of Directors has not at this time taken formal action to nominate a candidate to serve as a twelfth director after Mr. Brunner’s retirement, but the Corporate Governance Committee is in the process of identifying and qualifying an appropriate candidate.

Board Structure:	As a result, the size of our Board of Directors will decrease to eleven effective upon his retirement, which we expect to be a temporary change. This action did not require a By-laws amendment because our current By-laws provide for a range of no less than ten nor more than thirteen members. Directors are divided into three classes. At each Annual Meeting, the term of one class expires. Directors in each class serve three-year terms, or until the director’s earlier retirement pursuant to the Board of Directors Retirement Policy, or until his or her successor is duly qualified and elected.

Shareholder and Other Interested Party Communication with the Board:	We encourage shareholder and other interested party communication with directors. General communication with any member of the board may be sent to his or her attention at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. You may send communications regarding financial or accounting policies to the Chairman of the Audit Committee, Robert A. Cornog, at Robert.A.Cornog@jci.com or to the attention of Mr. Cornog at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin, 53201-0591. You may send other communications to the Chairman of the Corporate Governance Committee, Robert L. Barnett, at Robert.L.Barnett@jci.com or to the attention of Mr. Barnett at the address noted above. We do not screen emails to these individuals. We do, however, screen regular mail for security purposes.

Director Attendance at the Annual Meeting:	We have a long-standing policy of director attendance at the Annual Meeting. All of the directors attended the 2007 Annual Meeting of Shareholders.

Nominating Committee Disclosure:	The Corporate Governance Committee serves the nominating committee role. We describe the material terms of this role in the committee’s Charter, a description of which appears under the “Board Committees” section of this proxy statement. The committee’s Charter, the Corporate Governance Guidelines, and the committee’s procedures are published at http://www.johnsoncontrols.com/governance. The “Committee Independence” section of the Corporate Governance Guidelines requires that all members of the committee be independent, as defined by the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines. The committee has a process under which the committee identifies and evaluates all director candidates, regardless of whether nominated as required by the By-laws, or recommended. In order to identify director candidates, the committee maintains a file of recommended potential director nominees (including those recommended by shareholders), solicits candidates from current directors, evaluates recommendations and nominations by shareholders and will, if deemed appropriate, retain for a fee recruiting professionals to identify and evaluate candidates. The committee uses the following criteria, among others, to evaluate any candidate’s capabilities to serve as a member of the Board: skill sets, professional experience, independence, other time demands (including service on other boards), diversity, technical capabilities, and international and industry experience. Further, the committee reviews the qualifications of any candidate with those of current directors to determine coverage and gaps in experience in related industries, such as automotive and electronics, and in functional areas, such as finance, manufacturing, technology, labor, employment and investing. The Chairman of the Board and the Chairperson of the committee will also lead an evaluation of each candidate who may stand for reelection based upon the preceding criteria before nominating such director for reelection. Therefore, the committee will evaluate all director candidates in a similar manner regardless of how each director was identified, recommended, or nominated.

BOARD NOMINEES

At the Annual Meeting, four directors will be elected for terms expiring in 2011. The Corporate Governance Committee has recommended and the Board of Directors has selected the following nominees for election: Natalie A. Black, Robert A. Cornog, William H. Lacy, and Stephen A. Roell, all of whom are current directors of our company. Each person that shareholders elect as a director will serve until the Annual Meeting of Shareholders in 2011, or until his or her successor has been duly qualified and elected. Brief biographies of the director nominees and continuing directors as of September 30, 2007 follow.

The Board recommends that you vote FOR the election of Natalie A. Black, Robert A. Cornog, William H. Lacy, and Stephen A. Roell.

Natalie A. Black
Director since 1998
Age 57
Senior Vice President, General Counsel and Corporate Secretary, Kohler Co., Kohler, Wisconsin, since 2001 (manufacturer and marketer of plumbing products, power systems and furniture). Ms. Black served as a Group President for Kohler Co. from 1998 to 2001.

Robert A. Cornog
Director since 1992
Age 67
Retired Chairman of the Board of Directors, Chief Executive Officer and President, Snap-on Inc., Kenosha, Wisconsin (tool manufacturer). Mr. Cornog served as Chief Executive Officer and President from 1991 to 2001 and as Chairman from 1991 to 2002. Mr. Cornog is a director of Oshkosh Truck Corporation and Wisconsin Energy Corp. (“We Energies”). Mr. Cornog serves on the Human Resources Committee (compensation) of Oshkosh Truck Corporation and the Audit Committee of We Energies.

William H. Lacy
Director since 1997
Age 62
Retired Chairman and Chief Executive Officer, MGIC Investment Corp., Milwaukee, Wisconsin. Mr. Lacy retired in 1999 after a 28-year career at MGIC Investment Corp. and its principal subsidiary, Mortgage Guaranty Insurance Corp. (MGIC), the nation’s leading private mortgage insurer. Mr. Lacy is a Director of American Capital Access Inc. (ACA Capital) and Ocwen Financial Corp. He serves on the Corporate Governance Committee of Ocwen Financial Corp. and the Audit and Risk Management Committee of ACA Capital Holdings, Inc.

Stephen A. Roell
Director since 2004
Age 57
Chief Executive Officer and, effective January 1, 2008, Chairman of the Board of Directors, Johnson Controls, Inc. Mr. Roell served as Vice Chairman from 2005 through 2007 and Executive Vice President from 2004 to 2007. Previously, Mr. Roell served as Chief Financial Officer of Johnson Controls, Inc. from 1991 to 2005.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF ITS NOMINEES.

CONTINUING DIRECTORS

Terms Expire at the 2009 Annual Meeting:

Dennis W. Archer
Director since 2002
Age 65
Chairman, Dickinson Wright PLLC, Detroit, Michigan since 2002 (law firm). Mr. Archer served as president of the American Bar Association from 2003 to 2004. Mr. Archer served as Mayor of Detroit from 1994 to 2001. Mr. Archer is a director of Compuware Corp. and Masco Corp. Mr. Archer also serves on the Audit Committee of Masco Corp.

John M. Barth
Director since 1997
Age 61
Retired Chief Executive Officer and, effective December 31, 2007, retired Chairman of the Board, Johnson Controls, Inc. Mr. Barth served as Chairman of the Board of Directors from 2004 through 2007, and Chief Executive Officer from 2002 to 2007. Previously, Mr. Barth served as Chief Operating Officer from 1998 to 2002.

Southwood J. Morcott
Director since 1993
Age 69
Retired Chairman of the Board, President, and Chief Executive Officer, Dana Corp., Toledo, Ohio (vehicular and industrial systems manufacturer). Mr. Morcott is a director of CSX Corp. and Navistar International Corp. Mr. Morcott serves as the Chairman of the Compensation Committee of Navistar International Corp.

Terms Expire at the 2010 Annual Meeting:

Robert L. Barnett
Director since 1986
Age 67
Retired Executive Vice President, Motorola, Inc., Schaumburg, Illinois (manufacturer of electronics products). Mr. Barnett served as Executive Vice President of Motorola from 2003 to 2005. Prior to that, he served as President and Chief Executive Officer, Commercial, Government and Industrial Solutions Sector, Motorola, Inc., from 1998 to 2002. Mr. Barnett is a director of Central Vermont Public Service and USG Corp. Mr. Barnett is Chairman of the Compensation Committee of Central Vermont Public Service and is Chairman of the Audit Committee of USG Corp.

Eugenio Clariond Reyes-Retana
Director since 2005
Age 64
Retired Chairman and Chief Executive Officer, Grupo IMSA S.A., Nuevo Leon, Mexico (industrial conglomerate specializing in steel, aluminum and plastic products). He served as Chief Executive Officer from 1985 through 2006 and as Chairman from 2003 through 2006. Mr. Clariond serves as a director of Navistar International Corp., The Mexico Fund, Inc., Mexichem, S.A., Grupo Financiero Banorte, S.A., Grupo Industrial Saltillo, S.A., and Versatec, S. de R.L. Mr. Clariond serves on the Audit Committees of Grupo Industrial Saltillo, S.A. and The Mexico Fund, Inc. and is a member of the Compensation Committees of Navistar International Corp. and Mexichem, S.A.

Jeffrey A. Joerres
Director since 2001
Age 48
Chairman, Chief Executive Officer and President of Manpower Inc., Milwaukee, Wisconsin (provider of employment services). Mr. Joerres served as Senior Vice President of European Operations from 1998 to 1999, and Senior Vice President of Major Account Development from 1995 to 1998. Mr. Joerres is a director of Artisan Funds and serves on the board of trustees for the Committee for Economic Development. Mr. Joerres serves on the Audit Committee of Artisan Funds.

Richard F. Teerlink
Director since 1994
Age 71
Retired Chairman of the Board and Retired President and Chief Executive Officer, Harley-Davidson, Inc., Milwaukee, Wisconsin, 1998 and 1997, respectively (manufacturer of motorcycles). Mr. Teerlink was a member of the board of directors of Harley-Davidson, Inc. from 1987 to 2002. Mr. Teerlink is a director of Snap-on Inc. Mr. Teerlink serves as Chairman of the Audit Committee of Snap-on Inc.

PROPOSAL TWO:
RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008

We ask that you ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008.

PricewaterhouseCoopers LLP has audited our accounts for many years. The Audit Committee appointed them as the Company’s independent registered public accounting firm for fiscal year 2008.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in our best interest.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on this review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement relating to the 2008 Annual Meeting of Shareholders.

Southwood J. Morcott, Chairman
Dennis W. Archer
Paul A. Brunner
Jeffrey A. Joerres
William H. Lacy
Members, Compensation Committee

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

As we discuss on page 54, the Compensation Committee (the “Committee”) of our Board of Directors (the “Board) has the sole authority, delegated by our Board, to approve and monitor all compensation and benefit programs (other than broad-based welfare benefit programs) for our executive officers including the officers we name in the Summary Compensation Table (“named executive officers”). The Committee seeks to ensure that our compensation policies and practices are consistent with our values and support the successful recruitment, development, and retention of executive talent so we can achieve our business objectives and optimize our long-term financial returns. The Committee reports its actions and decisions to the Board.

We have a long history of strong results, and we believe our practice of linking compensation with corporate performance has contributed significantly to our track record. Over the past five years, we have delivered an average annualized shareholder return of 27%. This has translated into an increase in our market capitalization of $16.8 billion over the past five years. Over those five years, we have grown net sales at an average annualized growth rate of 13% and have grown earnings at an average annualized growth rate of 15%. We have also had a consistent track record of growth, achieving 61 consecutive years of revenue increases, 17 consecutive years of earnings increases, and 32 consecutive years of dividend increases. Our operations are located in more than 50 countries throughout the world, and we generate over 50% of our net sales outside of the United States.

What are the objectives of our compensation programs and what have we designed our compensation programs to reward?

We have designed our compensation programs to attract, motivate, reward and retain a highly qualified and effective global management team to deliver superior performance that builds shareholder value over the long term. We design our compensation programs specifically to reward achievement of strategic, financial and leadership objectives closely aligned with the interests of our shareholders. We develop our compensation plans to motivate our executives to improve our overall corporate performance, return on investment, and profitability of the specific region or unit for which they are responsible. We link a significant portion of each executive officer’s total compensation to accomplishing specific, measurable results that we believe will build long-term value for shareholders.

We generally set our compensation at the 50th percentile of market practice. Final decisions concerning compensation, however, also reflect an executive officer’s annual achievements, company performance and our views regarding an executive officer’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness. The Committee considers these factors collectively and ultimately uses its judgment in making final decisions concerning compensation.

To focus our senior management on continuing to deliver strong results for our shareholders, we place primary emphasis on performance-based variable compensation. We design annual and long-term cash incentive awards to recognize achievement of growth in pre-tax earnings regardless of global economic conditions and factors impacting our markets. Long-term equity incentive awards include stock options that deliver value to the executive only if our stock price rises above the stock price on the grant date and restricted stock, which we consider a key retention component of compensation. Decisions regarding salary increases take into account the executive’s current salary, the amounts paid to the executive’s peers within and outside the company, and the factors specific to individual executive officers that we discuss above.

What is each element of our executive compensation?

Our executive compensation program consists of the following elements:

•	base salary;

•	annual incentive performance awards (an annual cash-based incentive);

•	long-term incentive performance awards (a rolling three year cash-based incentive);

•	stock options;

•	restricted stock; and

•	retirement and other benefits.

The five elements of our total direct compensation are the executive’s base salary, annual incentive performance award, long-term incentive performance award, stock options, and restricted stock. Pay mix represents the proportion that each primary element of direct compensation bears to all total direct compensation. Our pay mix reflects a strong relationship between our corporate performance and the executive’s pay. The elements of compensation we based on corporate performance are annual cash incentive, long-term cash incentive, and equity incentives. In general, as an officer’s level or responsibility within our organization increases, so does the percentage of target total direct compensation that we link to performance.

There is no material difference in the welfare benefit plans we provide to executive officers compared to the welfare benefit plans we provide to other salaried employees. Years of service and pay level of our executives drive the value of their retirement benefits.

The Committee is responsible for approving and monitoring the compensation and benefit programs we offer to our executive officers. The Committee evaluates executive pay each year, seeking to ensure that our compensation policies and practices are consistent with our philosophy. In evaluating the compensation of our Chief Executive Officer’s direct reports, the Committee also considers the Chief Executive Officer’s recommendations to the Committee. This includes the compensation of the other named executive officers, based on his review of their performance, job responsibilities, importance to our overall business strategy, and our compensation philosophy (including market practice). Our Chief Executive Officer does not make a recommendation to the Committee regarding his own compensation.

To support its annual review of our executive compensation and benefit programs for fiscal year 2007, the Committee engaged Towers Perrin, an independent compensation consultant, to conduct a review of the compensation we pay to our executive officers. Towers Perrin provided the Committee with relevant market data and alternatives to consider when making compensation decisions for the executive officers.

The Committee asked Towers Perrin, as part of its review for fiscal year 2007, to assess the market competitiveness of the compensation for our executive officers. Towers Perrin benchmarked our compensation against general executive compensation industry survey data. They also benchmarked our compensation against a peer group of publicly-traded companies, which we refer to as the “Compensation Peer Group.” In both instances, they used regression analysis to adjust the data based on the revenue sizes of the companies in the survey to match our revenue size. The Compensation Peer Group, which the Committee annually reviews and updates, consists of companies against which we believe we compete for talent or for shareholder investment. For fiscal year 2007, the following companies comprised the Compensation Peer Group:

• 3M Company	• Eaton Corp.	• Lockheed Martin Corp.
• Alcoa Inc.	• Emerson Electric Co.	• Motorola Inc.
• Caterpillar Inc.	• General Dynamics Corp.	• Northrop Grumman Corp.
• Deere & Company	• Goodyear Tire & Rubber Co.	• Raytheon Co.
• Delphi Corp.	• Honeywell International Inc.	• United Technologies Corp.
• Dow Chemical	• Illinois Tool Works	• Visteon Corp.
• E.I. du Pont de Nemours	• Lear Corp.	• Whirlpool Corp.

We generally set the total direct compensation opportunity based on the 50th percentile of the Compensation Peer Group. Our approach results in some pay difference among our named executive officers, which is consistent with the survey data. As we discuss above, final decisions concerning compensation reflect an executive officer’s annual achievements, company performance, and our views regarding an executive officer’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness. The Committee considers these factors collectively and ultimately uses its judgment in making final decisions concerning compensation.

We set our total direct compensation at competitive levels to:

•	attract highly qualified talent to the Company;

•	motivate employees to perform at their highest levels;

•	reward outstanding achievement; and

•	retain those individuals with the leadership abilities and skills necessary for building long-term shareholder value.

To determine the amount of compensation under each component of total direct compensation, we start by setting a target for total annual cash compensation (base salary and a target annual incentive award opportunity) according to market, again typically based on the 50th percentile of market comparables. We also consider other factors as we describe above.

After we determine base salary and an annual incentive award target amount for an executive officer, we subtract the total of those amounts from the target total direct compensation for the officer and arrive at a target value for long-term incentive awards. We then break this value (which we refer to as the “annualized expected value of long-term incentive award opportunities”) into three parts: a target long-term cash incentive award value, which we determine by evaluating market pay mix data and internal equity considerations; a stock option grant value; and a restricted stock grant value.

In allocating equity compensation between stock options and restricted stock grants, we consider our operational and financial performance, stock price performance and contributions of our executives. We generally grant restricted stock in alternating years, and we allocate half of the value to the year of grant and half to the following year to calculate the value of an executive officer’s target total direct compensation.

How do we determine base salaries for executive officers?

We pay our named executive officers and other employees a base salary as part of a competitive compensation package and to provide a stable, base source of income. We typically consider salary levels as part of our annual compensation review process or upon a promotion. When we establish base salaries for executives, we consider salaries that companies in the Compensation Peer Group and general executive compensation industry survey pay for similar positions. We generally attempt to set base salary at approximately the 50th percentile of market comparables subject to other variables as we describe above.

In the past, salary changes were effective January 1. Commencing in fiscal year 2008, salary changes are effective October 1 to correspond with the beginning of the new fiscal year.

How do we determine annual incentive performance awards?

We determine annual performance incentive award goals at a level to promote the achievement of our fiscal year business and financial objectives. We believe these objectives are important to executing our business strategy and delivering long-term value to shareholders.

We set the performance targets for fiscal year 2007 for Messrs. Barth, Roell, Wandell and McDonald using objectives for pre-tax earnings and pre-tax return on equity (“ROE”). We define pre-tax earnings as income from continuing operations (as reported in our Annual Report on Form 10-K), adjusted for incentive plan expense and certain significant non-recurring items, such as gain or loss on divestitures, restructuring expense, and the adoption of new accounting pronouncements. We define ROE as pre-tax earnings divided by total shareholders’ equity at the beginning of the fiscal year (as reported in our Annual Report on Form 10-K). For fiscal year 2007, the pre-tax earnings target was $1.44 billion and the ROE target was 23.3%. The Committee approved potential payouts ranging from zero to 200% of the target payouts (which we discuss below) for various levels of performance against these targets. An officer would not have received an annual incentive payout if our fiscal year 2007 pre-tax earnings were less than $1.15 billion. If our fiscal 2007 pre-tax earnings were at least $1.15 billion, the minimum potential payout an officer would receive was 45% of the target incentive payout, and the payout amount could have increased if ROE exceeded 17.5%. An officer would have been eligible to receive the maximum potential payout if our performance met or exceeded 23.3% ROE and $1.65 billion pre-tax earnings.

For fiscal year 2007, the Committee based Mr. Myers’ incentive award on the performance of the Building Efficiency Group, establishing a target of 10% improvement over fiscal year 2006 in net cash from operations as a percent of revenue and a target of $771.47 million in earnings before interest and tax (“EBIT”). We define net cash from operations as trade working capital (defined as the sum of net accounts receivable, inventory, and net customer tooling less accounts payable). We may adjust net cash from operations and revenue for certain non-recurring items that impact comparability, such as acquisitions and divestitures. We define EBIT as business unit operating earnings, adjusted for incentive plan expenses and certain non-recurring items that impact comparability. The Committee approved potential payouts ranging from zero to 200% of the target payouts (which we discuss below) for various levels of performance against these targets. Mr. Myers would not have received any payout if fiscal year 2007 Building Efficiency Group EBIT was less than $614.18 million. If fiscal year 2007 Building Efficiency Group EBIT was at least $614.18 million, he would have received a minimum potential payout of 45% of the target incentive payout, and the payout amount could have increased as change in net cash from operations as a percent of revenue improved beyond -15%. Mr. Myers would have been eligible to receive the maximum potential payout if the Building Efficiency Group performance met or exceeded 35% improvement in net cash from operations and $816.41 million EBIT.

We generally establish performance targets and grant annual performance incentive awards during the final quarter of the fiscal year preceding the fiscal year to which the award relates. For fiscal year 2007 awards, we established target payouts for each named executive in September 2006, which we expressed as a fixed percentage of base salary. We sought to set the target payouts at approximately the 50th percentile of the Compensation Peer Group. In measuring whether the target payouts were approximately equal to the 50th percentile of the Compensation Peer Group, we excluded the portion of the target payout that is subject to discretionary adjustment based on individual performance as we describe below. However, we did not establish performance targets for fiscal year 2007 awards until the first quarter of fiscal year 2007.

The target payout percentages for the named executive officers ranged from 100% to 156% of base salaries. We have the discretion to decrease the size of the bonus payout based in part on an assessment of the executive’s individual performance. The Committee makes this assessment for our Chief Executive Officer based on its subjective evaluation of performance relative to strategic, financial and leadership objectives that the Committee or the Board of Directors has approved and has discretion to decrease the amount of the incentive award that the Chief Executive Officer would otherwise receive. Our Chief Executive Officer makes this assessment for the other named executive officers based on his subjective evaluation of performance relative to strategic, financial and leadership objectives that he has approved and has the authority to decrease the amount of the incentive award that the executive officer would otherwise receive. The “Grants of Plan-Based Awards” table sets out the threshold, target, and maximum award potential for each named executive officer for the annual incentive performance awards that applied to fiscal year 2007.

Our management team accomplished the following strategic objectives during fiscal year 2007: significant new customer awards, market share growth, extension of our leadership in technology, successful integration of a number of acquisitions, and improved cost structure. For fiscal year 2007, our actual financial results for the performance goals were 24.1% ROE, $1.77 billion in pre-tax earnings, 6.1% improvement in the Building Efficiency Group net cash from operations and $946.3 million in Building Efficiency Group EBIT. Based on this performance and after reflecting the exercise of discretion that we discuss above, the annual performance bonus that each named executive earned was above the target bonus level, as shown in the chart below.

		Amount Earned as a
		Percent of Target
Position	Name	Incentive

Chairman of the Board and Chief Executive Officer*	John M. Barth	200%
Vice Chairman of the Board and Executive Vice President*	Stephen A. Roell	200%
President and Chief Operating Officer	Keith E. Wandell	200%
Chief Financial Officer and Executive Vice President	R. Bruce McDonald	200%
Vice President and President, Building Efficiency	C. David Myers	142%

*	Effective October 1, 2007, the start of our fiscal year, Mr. Roell succeeded Mr. Barth as Chief Executive Officer. Mr. Barth is continuing as Chairman until December 31, 2007.

In September 2007, we set the performance targets for annual performance incentive awards for fiscal year 2008. We also set a minimum financial performance level for our officers under the awards, giving consideration to our performance in fiscal 2007 and our objectives for fiscal year 2008.

We set the performance targets for fiscal year 2008 for Messrs. Barth, Roell, Wandell and McDonald using objectives for pre-tax earnings and ROE. Beginning in fiscal year 2008, 30% of Mr. Myers performance target will use the same objectives for pre-tax earnings and ROE. We also set the pre-tax earnings and ROE targets for fiscal year 2008, establishing the pre-tax earnings target of $1.82 billion and the ROE target of 23.4%.

For fiscal year 2008, the Committee is basing 70% of Mr. Myers’ incentive award on the performance of the Building Efficiency Group, establishing the target of 10% improvement over fiscal year 2007 in net cash from operations as a percent of revenue and a target of $1.09 billion in EBIT.

As in fiscal year 2007, for fiscal year 2008 we have established target payouts ranging from 100% to 156% of named executive officers’ base salaries. As with the fiscal year 2007 awards, we sought to set the targets at approximately the 50th percentile of the Compensation Peer Group. In measuring whether the target payouts were approximately equal to the 50th percentile of the Compensation Peer Group, we excluded the portion of the target payout that is subject to discretionary adjustment based on individual performance as we describe below. For each executive officer, the actual payout may range from zero to two times the target incentive opportunity, depending on achievement of goals, with payments increasing as performance improved (though not above two times the target incentive opportunity). The “Grants of Plan-Based Awards” table sets out the threshold, target, and maximum award potential for each named executive officer for the annual incentive performance awards that apply to fiscal year 2008.

How do we determine long-term cash incentive performance awards?

We tie the value of awards under this program to our long-term performance over a three-year period, and the program therefore serves to ensure that an executive’s pay depends upon the extent to which we achieve our long-term financial objectives. We base the long-term incentive on achieving business plans that our Board approves. We generally grant awards under this program prior to the beginning of the first fiscal year of the three-year performance period, and we generally establish performance targets, which we express as a fixed percentage of base salary at that time. In September 2006, we granted awards for the 2007-2009 performance cycle, and in September 2007, we granted awards for the 2008-2010 performance cycle. For the 2007-2009 three-year cycle, the performance target percentages ranged from 70% to 130% of base salary for the named executive officers, and for the 2008-2010 three-year cycle, the performance target percentages ranged from 70% to 130% of base salary. At the end of the performance period, the Committee applies the objective-based formula that it approved in advance to determine each executive’s award for the performance period. By using a mix of stock options, restricted stock, and the long-term cash incentive, we are able to compensate executives for both sustained increases in our stock performance, as well as the achievement of key long-term financial objectives through the long-term cash incentive program.

For both the 2007-2009 and 2008-2010 three-year cycles, we are basing the payment opportunities on objectives for pre-tax earnings and pre-tax return on invested capital (“ROIC”). We have established targets of $1.33 billion pre-tax earnings and 15.4% ROIC for fiscal year 2007, and $1.64 billion pre-tax earnings and 17.1% ROIC for fiscal year 2008. We define pre-tax earnings as income from continuing operations, adjusted for certain significant non-recurring items, such as gain or loss on divestitures, restructuring expense, and the adoption of new accounting pronouncements. We define ROIC as pre-tax earnings adjusted by total financing costs, divided by invested capital. Invested capital is defined as the monthly weighted-average sum of shareholders equity plus total debt, less cash. We base the ROIC target each year on meeting the amounts set forth in the financial plan for that year. The Board reviews and approves the financial plan each year. An officer would not receive a long-term incentive payout with respect to fiscal year 2007 under the 2007-2009 award if our pre-tax earnings were less than $1.22 billion. An officer would receive the maximum potential payout with respect to fiscal year 2007 under the 2007-2009 award if our performance met or exceeded 16.6% ROIC and $1.45 billion pre-tax earnings.

To calculate the payment an executive officer will receive under a long-term incentive award, we determine the performance results for each year in the three-year cycle and a weighted average for the three-year cycle calculated based on the following: weighted 1/6 for the first year in performance cycle, weighted 2/6 for the second year in performance cycle, and weighted 3/6 for the third year in the performance cycle.

The “Grant of Plan-Based Awards” table summarizes the potential incentive award (threshold, target, and maximum) that each named executive officer may earn for the 2008-2010 performance cycle. The two financial measures for the 2005-2007 cycle were pre-tax earnings and pre-tax ROIC. Our earnings results were at $1.17 billion, $1.29 billion, and $1.60 billion for 2005, 2006 and 2007, respectively, and at 15.8%, 14.4%, and 15.2% for 2005, 2006 and 2007, respectively, for ROIC. This performance resulted in payment percentages of 191.4%, 178.2%, and 194.7% for 2005, 2006 and

2007, respectively. The Committee approved the payout percentage that executive officers earned under the program as shown in the chart below. We show the amount (combined with the annual cash bonus incentive that our named executive officers received for performance in fiscal year 2007) in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

		Amount Earned as a
		Percent of Target
Position	Name	Incentive

Chairman of the Board and Chief Executive Officer	John M. Barth	188.7%
Vice Chairman of the Board and Executive Vice President	Stephen A. Roell	188.7%
President and Chief Operating Officer	Keith E. Wandell	188.7%
Chief Financial Officer and Executive Vice President	R. Bruce McDonald	188.7%
Vice President and President, Building Efficiency	C. David Myers	188.7%

How do we determine stock option awards?

We determine stock option awards based on the value of the executive’s total direct compensation that we intend to deliver less the value of all other elements of direct compensation. Towers Perrin values the options during the weeks before the July Committee meeting using a binomial valuation methodology. The Committee may adjust the stock option values before granting awards if it determines our stock price changed materially since the Towers Perrin valuation. We typically take action to award stock options at the beginning of our fiscal year. We award stock options to the named executive officers to:

•	enhance the link between creating shareholder value and long-term incentive compensation because the recipient realizes value from options only to the extent the value of our stock increases after the date of the option grant;

•	maintain competitive levels of total compensation; and

•	retain outstanding employees by requiring that executives continue their employment with our company to vest options.

Our named executive officers must earn the options through continued service; all of the options are subject to forfeiture until two years following the grant date. The options will vest 50% two years after the date of grant and 50% three years after the date of grant, subject to continued employment, and have a ten-year exercise term.

We made all of our stock option grants to the named executive officers in fiscal year 2007 pursuant to our 2000 Stock Option Plan. The exercise price of fiscal year 2007 stock options is equal to the New York Stock Exchange average of the high and low price of our common stock on the date of the grant. In January 2007, our shareholders approved our 2007 Stock Option Plan which requires that options have an exercise price equal to our closing stock price on the grant date. Commencing with grants made after January 24, 2007 we award stock option grants under the 2007 Stock Option Plan. We do not engage in or permit “backdating” or repricing of stock options, and our equity compensation plans contain this prohibition.

We provide the fiscal year 2007 stock option grant details for each named executive officer in the “Grant of Plan-Based Awards” table and related footnotes.

Executive officers do not have a role in the timing of option grants. We do not choose the time for making option grants based in any way on any pending release to the public of material information. We have a policy on granting equity awards. This policy states that our annual stock option grant occurs and is effective on the first business day of our fiscal year and that any subsequent stock option grants occur and are effective on the date of a regularly scheduled Compensation Committee meeting.

In addition, the Committee reviews potential shareholder dilution that may occur as a result of grants under our equity-based compensation programs. Based on a discussion with Towers Perrin, and a review of competitive market data of general industry, we believe our potential dilution is below the range prevailing among other public companies relevant to compare to us.

How do we determine restricted stock awards?

We generally award restricted stock to our named executive officers in alternating years, and because we awarded restricted stock to our named executive officers in fiscal years 2004 and 2006, we did not award any restricted stock during fiscal year 2007. We intend our restricted stock awards to:

•	tie executives’ long-term financial interests to the long-term financial interests of shareholders by exposing them to downside equity performance risk, further aligning the interests of executives with the interests of shareholders;

•	retain key executives through the four-year vesting period; and

•	maintain a market competitive position for total compensation.

We reflect the amount of restricted stock expense attributable to fiscal year 2007 as part of the amounts in the “Summary Compensation Table” under the column heading “Stock Awards.”

How do we determine retirement and other benefits?

We evaluate retirement and other benefits based on market practice of the Compensation Peer Group and general executive compensation industry data. We have a long history of providing retirement benefits to our U.S. salaried employees. We provide our retirement benefits through the following three plans:

•	A pension plan. All of our U.S.-based salaried employees that we hired before January 1, 2006 participate in this plan. Under the pension plan, a participant who has completed five continuous years of employment with us earns the right to receive certain benefits, based upon the participant’s years of service and average compensation upon retirement at normal retirement age or upon early retirement on or after age 55 with ten years of service. Participants in the pension plan include our named executive officers, although Mr. Myers, along with all other York International Corp. (“York”) employees who participate in the plan, accrue a smaller benefit than other participants because their service no longer counts under the plan’s benefit formula.

•	A 401(k) plan. The plan generally covers all of our U.S. employees, including the named executive officers. Under the 401(k) plan, participants can contribute up to 25% of their compensation on a pre-tax basis, although our executive officers can contribute only up to 6% of their compensation. We make a matching contribution of 50% to 100%, based on company performance, of each dollar of employee contributions up to 6% of the employee’s eligible compensation. In addition, for employees that we hired on or after January 1, 2006 and for York employees, including Mr. Myers, we make an annual retirement contribution of 1% to 7% of the participant’s annual compensation based on the participant’s age and service. The York employees, including Mr. Myers, receive this annual retirement contribution because their accruals under the pension plan are smaller than other pension plan participants, as we describe above. Both the matching contribution and the annual retirement contribution are subject to vesting requirements.

•	A Retirement Restoration Plan. Because the Internal Revenue Code, or the “Code”, limits the benefits we can provide under the pension plan and the 401(k) plan, we sponsor our Retirement Restoration Plan. The Retirement Restoration Plan generally allows all employees that the Code limitations impact to obtain the full intended benefit from the pension and 401(k) plans, without regard to the Code limits, upon meeting vesting requirements. These employees include our executive officers, except that Mr. Myers, along with all other York employees, is not eligible for a benefit that supplements his pension plan benefit. In addition, only the executive officers are allowed to contribute, on a pre-tax basis, up to 6% of their compensation that is not allowed to be deferred into the 401(k) plan and to receive a supplemental matching contribution.

We provide these retirement benefits to our U.S. salaried employees to help them prepare for a financially secure retirement, to provide an incentive to employees to stay with us by recognizing tenure, and to offer a competitive compensation package. According to competitive market data that Towers Perrin has provided, the retirement benefits we provide to our executives result in benefits at the 50th percentile of the practices of the Compensation Peer Group.

We have summarized the various retirement plans in which our named executive officers may participate in greater detail in the narrative following the “Pension Benefits” table.

Our named executive officers also participate in the Executive Deferred Compensation Plan, under which we permit all senior leaders required to own equity in our company to elect to defer receipt of all or any part of the compensation they would receive under the Annual and Long-Term Incentive Performance Plan or 2001 Restricted Stock Plan until certain pre-determined payment dates. We provide the Executive Deferred Compensation Plan to allow participants to receive favorable tax treatment on deferred amounts. We discuss the Executive Deferred Compensation Plan in further detail in the narrative following the “Nonqualified Deferred Compensation” table.

We maintain an Executive Survivor Benefits Plan for certain executives as an element of what we believe is a competitive compensation package. We offer this benefit to officers, and coverage is in lieu of our regular group life insurance coverage and any other executive life insurance policy. If a participating executive dies while he or she is an employee, then we will make payments to his or her beneficiary of six months base salary plus either 90% or 100% (depending on the executive’s age) of the executive’s final base annual salary for a period of 10 years. All benefits under our Executive Survivor Benefits Plan cease upon retirement or other termination of employment.

Do we provide perquisites to our executive officers?

According to our compensation philosophy, we limit perquisites to our executive officers. We maintain a written formal policy regarding eligibility and use of perquisites, and we do not allow exceptions outside of the written policy. In general, we intend the perquisites we provide to help executives be more productive and efficient, or to protect us and the individual executive from certain business risks and potential threats. In fiscal year 2007, our named executive officers received perquisites of the following types: assistance with financial planning, personal use of a company airplane (personal use of airplane is minimal, and the cumulative fiscal year 2007 value of the personal use for all named executive officers was less than $10,000), and club dues. The Committee annually reviews competitive market data to ensure that the perquisites we provide to executives are reasonable and within market practice.

Separate from the perquisites policy, we have a company vehicle policy that provides personal use of a vehicle to all senior leadership, including our executive officers (the type of vehicle varies by leadership level and is limited to vehicles that use our automotive seating and interiors products so that executives can experience the effectiveness of our products).

In addition to the benefits we describe above, we provide relocation assistance to our newly hired or relocated salaried executive employees, including our named executive officers. We provide the relocation assistance to offer a competitive compensation package to our current and prospective executive employees because we believe that potential new hires and our current executive employees view relocation assistance as a valuable benefit. Mr. Wandell received relocation benefits in 2007 in connection with his relocation from Michigan to Wisconsin in July 2007, and the “Summary Compensation Table” reflects compensation related to this benefit.

How have we responded to IRS limits on deductibility of compensation?

Section 162(m) of the Internal Revenue Code limits us from deducting compensation that we pay in any year to a named executive officer in excess of $1 million, unless that compensation meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation that we pay only if the individual’s performance meets objective goals that the Committee has established in advance based on performance criteria that shareholders have approved). The Committee continues to emphasize performance-based compensation for executives, thus minimizing the consequences to us of Section 162(m) limits. However, the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executive talent necessary for our success. Consequently, in any year, the Committee may authorize compensation that is not fully deductible under Section 162(m) if it believes such compensation is necessary to achieve our compensation objectives and protect the interests of our shareholders.

Do we have stock ownership requirements?

We have stock ownership requirements because we believe material stock ownership by executives plays a role in effectively aligning the interests of these employees with those of shareholders and strongly motivates executives to build long-term share value. We therefore maintain an executive stock ownership policy that requires our executives to hold significant amounts of our stock. The following forms of stock ownership count toward the ownership requirement under the policy:

•	Shares the executive or immediate family members residing in the same household own outright;

•	Stock the executive holds through the Johnson Controls, Inc. 401(k) Savings & Investment Plan;

•	Restricted stock that we have issued to an executive when fully vested;

•	Stock units that we have credited to executives under deferred compensation plans; and

•	Shares that a trustee holds for the benefit of the executive.

The guidelines for executive stock ownership under our Executive Stock Ownership Policy are as follows:

		Minimum		Actual
		Ownership	Total Shares	Ownership
Position	Name	Multiple	Held(1)	Multiple

Chairman of the Board and Chief Executive Officer	John M. Barth	5 times base salary	1,359,251	35 times
Vice Chairman of the Board and Executive Vice President	Stephen A. Roell	3 times base salary	649,463	25 times
President and Chief Operating Officer	Keith E. Wandell	3 times base salary	114,662	5 times
Chief Financial Officer and Executive Vice President	R. Bruce McDonald	3 times base salary	116,339	6 times
Vice President and President, Building Efficiency	C. David Myers(2)	3 times base salary	24,000	1 times
Other Officers		3 times base salary

(1)	Represents holdings on September 30, 2007, includes both Common Stock and phantom units, adjusted to reflect the three-for-one stock split effective October 2, 2007, but does not include post-split reinvestment of dividends.

(2)	Mr. Myers has until 2011 to meet his requirement.

Each named executive officer that has been an employee of our company for two years or more has exceeded his respective guideline as of September 30, 2007. Executives failing to meet their required ownership level within a five-year period will not receive future equity grants until their ownership requirement is met.

We also maintain the 2001 Common Stock Purchase Plan for Executives, or the CSPPE, which facilitates our executives’ acquisition of our common stock. Participants in the CSPPE may deduct from their pay up to $2,500 per month to purchase shares of our common stock. Participants pay a nominal brokerage fee or commission, and the price of each share is 100% of the average price of shares purchased by Wells Fargo Bank, N.A., as agent for the participants.

Do we utilize employment and change of control contracts?

As we discuss more fully on page 39, we have entered into employment agreements with all of our named executive officers. The employment agreements protect us from certain business risks (threats from competitors, loss of confidentiality or trade secrets, disparagement, solicitation of customers and employees) and define our right to terminate the employment relationship. The employment agreements also protect our executives from certain risks, such as a change of control of our company and death or disability, by providing for payment and benefits in the event of certain terminations of employment.

In addition to employment agreements, as we discuss more fully on page 45, we have entered into change of control agreements with our executive officers. The agreements provide that our named executive officers may be eligible to receive payments and other benefits if there is a change of control of our company. In addition, our named executive officers may receive benefits under our equity and bonus plans if there is a change of control of our company. We intend the change of control benefits to provide some economic stability to our named executive officers to enable them to focus on the performance of their duties without undue concern over their personal circumstances if there is a potential change of control of our company. We also provide for acceleration of equity and incentive awards to protect our named executive officers’ opportunities to earn the awards if a change of control occurs.

When we implemented the employment and change of control arrangements more than 15 years ago, we determined that the amounts payable under the arrangements on certain triggering events, as we describe under “Potential Payments and Benefits upon Termination or Change of Control,” were consistent with market competitive practices. We have revisited the arrangements from time to time, including in 2006, to confirm that they are still consistent with market practice. In our most recent review, with the assistance of outside counsel, we compared our employment and change of control arrangements to similar arrangements that were or had been in place at five peer companies: Visteon Corp., Honeywell International Inc., Delphi Corp., Lear Corp. and Magna International, Inc. Based on this review, we believe the current terms of our change of control agreements are within market competitive practices.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation that our chief executive officer, our chief financial officer and our three other most highly compensated executive officers earned for the fiscal year ended September 30, 2007. We refer to these officers as our “named executive officers”.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
	Years			Stock	Option	Plan	Compensation	All Other
	of		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Service	Year	($)	(1)(2) ($)	(2) ($)	(1)(3) ($)	(4) ($)	(5) ($)	($)

John M. Barth	37.83	2007	1,485,000	2,673,600	6,147,822	8,368,000	4,156,149	326,829	23,157,400
Chairman of the Board and Chief Executive Officer
Stephen A. Roell	24.75	2007	975,000	1,337,182	3,082,114	4,104,000	1,334,634	146,495	10,979,425
Vice Chairman of the Board and Executive Vice President
Keith E. Wandell	19.42	2007	875,500	1,394,982	1,757,966	3,407,000	752,559	804,415	8,992,422
President and Chief Operating Officer
R. Bruce McDonald	5.92	2007	669,500	489,180	950,092	2,181,000	113,973	116,798	4,520,543
Executive Vice President and Chief Financial Officer
C. David Myers	9.83	2007	772,500	185,250	569,013	2,134,000	7,786	162,221	3,830,770
Vice President and President, Building Efficiency

(1)	We have not reduced amounts that we show to reflect a named executive officer’s election, if any, to defer the receipt of compensation into our qualified and nonqualified deferral plans.

(2)	Amounts are based on the dollar amount of the expense that we recognized in connection with awards to our named executive officers under our 2000 Stock Option Plan for financial statement reporting purposes for the fiscal year ended September 30, 2007. We determined the amount of the expense in accordance with SFAS No. 123 (revised 2004), Share Based Payments, which we refer to as “FAS 123(R),” except that the amounts reported in our Summary Compensation Table do not take into account any estimates of forfeitures relating to service-based vesting, as required by the Securities and Exchange Commission. In general, FAS 123(R) requires us to expense the value of equity awards ratably over the vesting period of the equity award, and the amounts in our Summary Compensation Table therefore include amounts attributable to awards granted in and prior to fiscal 2007. Footnote 12 to our audited financial statements for the fiscal year ended September 30, 2007, which appear in our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission not later than November 29, 2007, includes assumptions (other than estimates of forfeitures) that we used in the calculation of these amounts.

(3)	Amounts reflect the cash awards to the named executive officers which we discuss in further detail in the Compensation Discussion and Analysis under the headings “How do we determine annual incentive performance awards?” and “How do we determine long-term cash incentive performance awards?”. Our named executive officers earned the amounts attributable to the annual incentive awards during fiscal year 2007, and they earned the amounts attributable to the long-term incentive awards based on performance during fiscal years 2005-2007. We paid these amounts after our fiscal year-end (September 30, 2007).

(4)	Amounts reflect the actuarial increase in the present value of the named executive officer’s benefits under all defined benefit pension plans that we have established, determined as of the measurement dates we used for financial statement reporting purposes for fiscal year 2007 and using interest rate and mortality rate assumptions consistent with those that we used in our financial statements. We changed our measurement date from July 31 to September 30 in fiscal year 2007. As a result, the change in pension value that occurred between July 31, 2006 and September 30, 2007 involves a period longer than a year. Therefore, as the Securities and Exchange Commission permits, we elected to reduce the actual change in pension value for each named executive officer to show an annualized amount in the table. The amounts include benefits that the named executive officer may not currently be entitled to receive because the executive is not vested in such benefits. No named executive officer received preferential or above market earnings on nonqualified deferred compensation.

(5)	Amounts reflect reimbursements with respect to financial planning, personal use of a vehicle, relocation expenses, personal use of our aircraft and club dues. (We discuss these benefits further under the heading “Do we provide perquisites to our executive officers?” on page 26.) Amounts also reflect our matching contributions under our qualified and nonqualified retirement plans, as follows: Mr. Barth — $216,132; Mr. Roell — $126,044; Mr. Wandell — $83,813; Mr. McDonald — $79,282; and Mr. Myers — $140,537. The amount shown for Mr. Barth also includes $40,000 for financial planning services and tax gross up payments totaling $38,383 that we made in fiscal year 2007 for calendar year 2006 amounts. The amount we show for Mr. Wandell also includes payments in the aggregate of $681,999 in connection with the relocation of Mr. Wandell’s home under our Domestic Relocation Policy for Current & New Hire Executive Employees, excluding related tax gross up payments incurred by the company in fiscal year 2008. The home relocation payments also include $356,883 which represents our reimbursement of Mr. Wandell for 90% of the difference between the original purchase price for his home and the sale price and 100% of the cost of capital improvements on new construction that Mr. Wandell made within the three years preceding the sale. The amount shown for Mr. Wandell also includes tax gross up payments of $19,232 that we made in fiscal year 2007 for calendar year 2006 amounts.

GRANTS OF PLAN BASED AWARDS

The following table contains information concerning the plan-based equity and non-equity awards that we granted to our named executive officers in fiscal year 2007. Numbers of shares, exercise prices per share and closing prices on date of grant that we include in the table reflect the three-for-one split of our Common Stock effective October 2, 2007.

							All Other
							Option
							Awards:			Grant Date
							Number of	Exercise or	Closing Price	Fair Value
				Estimated Future Payouts Under Non-			Securities	Base Price	on Date of	of Stock
				Equity Incentive Plan Awards			Underlying	of Option	Grant for	and Option
			Approval or	Threshold(1)	Target(1)	Maximum(1)	Options(2)	Awards	Option	Awards(4)
Name	Grant Date		Action Date	($)	($)	($)	(#)	($/Share)	Awards(3)	($)

John M. Barth	10/2/2006		9/19/2006	—	—	—	975,000	23.965	23.98	4,331,600
	N/A	(5)	—	1,054,688	2,343,750	4,687,500	—	—	—	N/A
	N/A	(6)	—	1,054,688	2,343,750	4,687,500	—	—	—	N/A
	N/A	(7)	—	975,000	1,950,000	3,900,000	—	—	—	N/A
Stephen A. Roell	10/2/2006		9/19/2006	—	—	—	591,000	23.965	23.98	2,625,616
	N/A	(5)	—	562,500	1,250,000	2,500,000	—	—	—	N/A
	N/A	(6)	—	931,641	2,070,313	4,140,625	—	—	—	N/A
	N/A	(7)	—	861,250	1,722,500	3,445,000	—	—	—	N/A
Keith E. Wandell	10/2/2006		9/19/2006	—	—	—	288,000	23.965	23.98	1,279,488
	N/A	(5)	—	447,525	994,500	1,989,000	—	—	—	N/A
	N/A	(6)	—	465,244	1,033,875	2,067,750	—	—	—	N/A
	N/A	(7)	—	390,575	781,150	1,562,300	—	—	—	N/A
R. Bruce McDonald	10/2/2006		9/19/2006	—	—	—	192,000	23.965	23.98	355,413
	N/A	(5)	—	304,200	676,000	1,352,000	—	—	—	N/A
	N/A	(6)	—	326,250	725,000	1,450,000	—	—	—	N/A
	N/A	(7)	—	271,875	543,750	1,087,500	—	—	—	N/A
C. David Myers	10/2/2006		9/19/2006	—	—	—	192,000	23.965	23.98	355,413
	N/A	(5)	—	351,000	780,000	1,560,000	—	—	—	N/A
	N/A	(6)	—	364,950	811,000	1,622,000	—	—	—	N/A
	N/A	(7)	—	283,850	567,700	1,135,400	—	—	—	N/A

(1)	These columns show the range of payouts (a) for annual incentive performance awards which we describe in the section titled “How do we determine annual incentive performance awards?” in the Compensation Discussion and Analysis, and (b) for long-term incentive performance awards which we describe in the section titled “How do we determine long-term cash incentive performance awards?” in the Compensation Discussion and Analysis. We made the annual incentive awards for fiscal year 2007 and fiscal year 2008 as we describe in the Compensation Discussion and Analysis, and we include the payout amounts under the fiscal 2007 awards in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Payouts, if any, under the annual incentive awards for fiscal 2008 will be reflected in the Summary Compensation Table for fiscal year 2008. Payouts, if any, under the long-term incentive awards for the 2007-2009 and 2008-2010 performance periods that we granted will be based on performance for fiscal years 2007, 2008, and 2009, and 2008, 2009, and 2010, respectively. We would make any payments due under the 2007-2009 awards after the end of fiscal year 2009, and any payments due under the 2008-2010 awards after the end of fiscal 2010, as we describe in the Compensation Discussion and Analysis.

(2)	The amounts shown in this column reflect the number of stock options we granted to each named executive officer pursuant to the 2000 Stock Option Plan, adjusted for the three-for-one split of our stock effective October 2, 2007. The stock options vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, contingent on the executive’s continued employment, and expire, at the latest, on the tenth anniversary of the grant date.

(3)	We awarded the fiscal year 2007 stock option grants to the named executive officers with an exercise price per share equal to the New York Stock Exchange average of the high and low prices of our stock on the date of the grant. The exercise price per share that we include in this table reflects the three-for-one stock split effective October 2, 2007. Going forward, we will award future grants (fiscal year 2008 and after) with an exercise price per share equal to our closing stock price on the grant date as the 2007 Stock Option Plan contemplates.

(4)	Amounts reflect the grant date fair value determined in accordance with FAS 123(R). Footnote 12 to our audited financial statements for the fiscal year ended September 30, 2007, which appear in our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission not later than November 29, 2007, includes assumptions that we used in the calculation of these amounts.

(5)	The award reflected in this row is an annual incentive performance award that we granted for the performance period of fiscal year 2007, the material terms of which we describe in the Compensation Discussion and Analysis section titled “How do we determine annual incentive performance awards?” Because we took final action to grant annual incentive awards for fiscal 2007 in the first quarter of fiscal 2007, rather than our usual practice of finalizing the awards in the last quarter of the preceding fiscal year, the SEC’s disclosure rules require the annual incentive awards for both fiscal 2007 and fiscal 2008 to appear in this table.

(6)	The award reflected in this row is an annual incentive performance award that we granted for the performance period of fiscal year 2008, the material terms of which we describe in the Compensation Discussion and Analysis section titled “How do we determine annual incentive performance awards?” Mr. Barth has announced that he plans to retire on January 1, 2008. Assuming he retires on that date, Mr. Barth will receive only 25% of the amount we show in the table for fiscal year 2008.

(7)	The award reflected in this row is a long-term incentive performance award that we granted for the performance period of fiscal years 2008-2010, the material terms of which we describe in the Compensation Discussion and Analysis section titled “How do we determine long-term cash incentive performance awards?” Mr. Barth has announced that he plans to retire on January 1, 2008. Assuming he retires on that date, Mr. Barth will receive only 8.3% of the amount we show in the table for fiscal year 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table contains information concerning equity awards held by our named executive officers that were outstanding as of September 30, 2007. Numbers of shares and price per share that we include in the table and footnotes reflect the three-for-one split of our stock effective October 2, 2007.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of	Market Value
	Underlying	Underlying			Shares of	of Shares of
	Unexercised	Unexercised	Option	Option	Stock That	Stock that
	Options(#)	Options(#)	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable(1)	Price ($)	Date	Vested (#)(2)	Vested ($)(3)

John M. Barth					360,000	14,173,200
	1,050,000	—	13.4325	11/20/2012
	1,200,000	—	17.5167	11/19/2013
	600,000	600,000	20.5633	11/17/2014
	—	1,200,000	22.5617	11/16/2015
	—	975,000	23.965	10/2/2016
Stephen A. Roell					175,500	6,909,435
	312,000	—	17.5167	11/19/2013
	150,000	150,000	20.5633	11/17/2014
	—	525,000	22.5617	11/16/2015
	—	591,000	23.965	10/2/2016
Keith E. Wandell					181,500	7,145,655
	420,000	—	17.5167	11/19/2013
	150,000	150,000	20.5633	11/17/2014
	—	375,000	22.5617	11/16/2015
	—	288,000	23.965	10/2/2016
R. Bruce McDonald					70,500	2,775,585
	180,000	—	13.3533	11/26/2011
	60,000	—	13.4325	11/20/2012

	72,000	—	17.5167	11/19/2013

	75,000	75,000	20.5633	11/17/2014

	—	225,000	22.5617	11/16/2015

	—	192,000	23.965	10/2/2016
C. David Myers					30,000	1,181,100

	—	120,000	24.3667	1/3/2016

	—	192,000	23.965	10/2/2016

(1)	We granted all options listed in this column 10 years prior to their respective expiration dates. The options vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, contingent on continuous employment.

(2)	Restricted stock vesting dates are as follows: Mr. Barth — 120,000 shares will vest on January 3, 2008, 120,000 shares will vest on January 28, 2008, and 120,000 shares will vest on January 3, 2010; Mr. Roell — 48,000 shares will vest on January 2, 2008, 60,000 shares will vest on January 3, 2008, 60,000 shares will vest on January 3, 2010 and 7,500 shares will vest on August 1, 2011; Mr. Wandell — 54,000 shares will vest on January 2, 2008, 60,000 shares will vest on January 3, 2008, 60,000 shares will vest on January 3, 2010 and 7,500 shares will vest on August 1, 2011; Mr. McDonald — 18,000 shares will vest on January 2, 2008, 22,500 shares will vest on January 3, 2008, 22,500 shares will vest on January 3, 2010 and 7,500 shares will vest on August 1, 2011; Mr. Myers — 15,000 shares will vest on January 3, 2008 and 15,000 shares will vest on January 3, 2010.

(3)	We calculated the market value of shares of stock that have not vested based on the September 28, 2007 closing market price for a share of our common stock, which was $39.37 (adjusted for the three-for-one stock split effective October 2, 2007).

OPTION EXERCISES

The following table provides information about stock options that our named executive officers exercised in fiscal year 2007. Numbers of shares included in the table reflect the three-for-one split of our stock effective October 2, 2007.

Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)(1)

John M. Barth	—	—
Stephen A. Roell	570,000	10,460,458
Keith Wandell	543,000	9,871,970
R. Bruce McDonald	—	—
C. David Myers	—	—

(1)	Amounts represent the product of the number of shares an officer acquired on exercise and the difference between the exercise price the officer paid for the acquired shares and the market price of the shares at the time of exercise.

PENSION BENEFITS

The following table sets forth certain information with respect to the potential benefits to our named executive officers under our qualified pension and supplemental executive retirement plans as of September 30, 2007.

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit(1)	Fiscal Year
Name	Plan Name	(#)	($)	($)

John M. Barth	Johnson Controls Pension Plan	37.83	1,070,474	—
	Retirement Restoration Plan	37.83	18,692,886	—
Stephen A. Roell	Johnson Controls Pension Plan	24.75	582,636	—
	Retirement Restoration Plan	24.75	4,755,674	—
Keith E. Wandell	Johnson Controls Pension Plan	19.42	459,489	—
	Retirement Restoration Plan	19.42	3,123,804	—
R. Bruce McDonald	Johnson Controls Pension Plan	5.92	64,410	—
	Retirement Restoration Plan	5.92	298,422	—
C. David Myers	Johnson Controls Pension Plan(2)	9.83	103,532	—

(1)	We calculated the amounts reflected in this column using the following assumptions: A calculation date of September 30, 2007, a 6.50% discount rate, retirement occurring at normal retirement age based on Social Security Normal Retirement Age minus three years (Mr. Myers’ assumed retirement age is 62), and applicability of the RP-2000 Combined Healthy Mortality Table, that we used for financial reporting purposes as of September 30, 2007.

(2)	Mr. Myers is a participant in the Johnson Controls Pension Plan as a historical York Plan participant.

Johnson Controls Pension Plan — The Johnson Controls Pension Plan is a defined benefit pension plan that provides benefits for most of our non-union U.S. employees, including our named executive officers. Our Pension Plan has two components: (1) a component that covers Johnson Controls employees hired prior to January 1, 2006, other than York employees and (2) a component that covers York employees who were participants in the York International Pension Plan Number One, which was merged into the Pension Plan effective December 31, 2006.

Employees we hired prior to January 1, 2006 (other than York employees) automatically became participants in our Pension Plan in the month in which they were hired. Employees hired on or after January 1, 2006, are not eligible to participate in the Pension Plan.

Subject to certain limitations that the Internal Revenue Code imposes, the monthly retirement benefit payable under our Pension Plan to participants other than the York employees, at normal retirement age in a single life annuity, is determined as follows:

•	1.15% of final average monthly compensation times years of service, plus

•	0.55% of final average monthly compensation in excess of Social Security covered compensation times years of service (up to 30 years).

For purposes of this formula, “final average monthly compensation” means a participant’s gross compensation, excluding certain unusual or non-recurring items of compensation, such as severance or moving expenses, for the highest five years of the last ten years of employment. “Social Security covered compensation” means the average of the Social Security wage base for the 35 years preceding a participant’s normal retirement age. Normal retirement age for Johnson Controls participants is age 65. The benefits of all of our named executive officers, except Mr. Myers, is calculated using this formula.

For York employees participating in our Pension Plan, the monthly benefit payable at normal retirement age in a single life annuity is $25 times years of service, or if greater, an amount equal to 1/12th of the following:

•	1.6% of final average compensation minus 1% of the participant’s primary Social Security benefit payable at normal retirement age, times years of service (up to 30 years), plus

•	0.50% of final average compensation times years of service in excess of 30, but not more than 40, years.

For purposes of this formula, compensation means the participant’s taxable compensation, plus contributions to a 401(k) plan and 50% of the amount that the participant deferred under a nonqualified deferred compensation plan, for the highest five years of the last ten years of employment. Service after December 31, 2003, does not count as benefit service in this formula. Normal retirement age for York participants is age 65. Mr. Myers is the only named executive officer whose benefits are calculated using this formula.

Participants in our Pension Plan generally become vested in their pension benefits upon completion of 5 years of service. Our Pension Plan does not pay full pension benefits until after a participant terminates employment and reaches normal retirement age. However, a participant who terminates employment may elect to receive benefits at a reduced level at any time after age 55, as follows:

•	If a Johnson Controls participant terminates employment prior to age 55, then the reduction is 5% for each year that benefits begin before normal retirement age. If a Johnson Controls participant terminates employment on or after age 55 and after completing ten years of service, then the reduction is 5% for each year that benefits begin before the three years preceding the participant’s Social Security retirement age.

•	If a York participant terminates employment prior to age 55, then the benefit is actuarially reduced. If a York participant terminates employment on or after age 55,

then benefits are reduced 7% for each year that benefits begin before age 62 and 6% for each year that benefits begin before age 59.

Messrs. Barth, Roell and Wandell are currently eligible for early retirement under the Pension Plan.

Retirement Restoration Plan — Our Retirement Restoration Plan is an unfunded, nonqualified plan that provides retirement benefits above the payments that an employee, other than a York employee, will receive from our Pension Plan in those cases in which the Code’s qualified plan limits restrict the employee’s benefits. The Retirement Restoration Plan provides a benefit equal to the difference between the actual pension benefit payable under our Pension Plan and what such pension benefit would have been without regard to any Code limitation on either the amount of benefits or the amount of compensation that the benefit formula can take into account. Because Mr. Myers was a York employee, he is not eligible under the Retirement Restoration Plan for a benefit with respect to the Pension Plan.

A participant is vested in his or her Retirement Restoration Plan benefits only if vested in his or her benefits under our Pension Plan. Benefits under the Retirement Restoration Plan are payable as an annuity at the later of the participant’s termination of employment or attainment of age 55.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth certain information with respect to participation in our nonqualified Executive Deferred Compensation Plan by our named executive officers during the fiscal year ended September 30, 2007.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance
	Last FY(1)	Last FY(2)	in Last FY(3)	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)

John M. Barth	189,600	205,176	14,815,938	0	39,138,806
Stephen A. Roell	142,860	115,088	2,409,870	0	7,057,723
Keith E. Wandell	89,010	72,857	1,360,071	0	4,793,569
R. Bruce McDonald	399,190	68,326	2,712,284	0	7,386,071
C. David Myers	81,750	120,781	17,410	0	241,010

(1)	Mr. Barth’s Executive Contributions include $72,000 that is also reported in the Salary column in the Summary Compensation Table and $117,600 that is also reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Mr. Barth’s Registrant Contributions include $205,176 that is also reported in the All Other Compensation column of the Summary Compensation Table. Mr. Roell’s Executive Contributions include $42,750 that is also reported in the Salary column in the Summary Compensation Table and $100,110 that is also reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Mr. Roell’s Registrant Contributions include $115,088 that is also reported in the All Other Compensation column of the Summary Compensation Table. Mr. Wandell’s Executive Contributions include $36,905 that is also reported in the Salary column in the Summary Compensation Table and $52,105 that is also reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Mr. Wandell’s Registrant Contributions include $72,857 that is also reported in the All Other Compensation column of the Summary Compensation Table. Mr. McDonald’s Executive Contributions include $25,045 that is also reported in the Salary column in the Summary

Compensation Table and $374,145 that is also reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Mr. McDonald’s Registrant Contributions include $68,326 that is also reported in the All Other Compensation column of the Summary Compensation Table. Mr. Myers’ Executive Contributions include $30,975 that is also reported in the Salary column in the Summary Compensation Table and $50,775 that is also reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Mr. Myers’ Registrant Contributions include $120,781 that is also reported in the All Other Compensation column of the Summary Compensation Table.

(2)	Amounts shown include the company matching contributions that we make under our Retirement Restoration Plan because the Internal Revenue Code limits such contributions under our 401(k) plan.

(3)	The Aggregate Earnings are not “above-market or preferential earnings” and are therefore not required to be reported in the Summary Compensation Table. The Aggregate Earnings represent all investment earnings, net of fees, on amounts that a named executive officer has deferred. Investment earnings include amounts relating to appreciation in the price of our common stock, because the deferred amounts include deferred stock units, the value of which is tied to the value of our common stock. Aggregate Earnings also include dividends that we pay on restricted stock that has not yet vested, which we credit to a named executive officer’s deferred compensation account subject to vesting.

We maintain the following two nonqualified deferred compensation plans under which executives, including our named executive officers, may elect to defer their compensation.

•	Our Executive Deferred Compensation Plan allows participants to defer up to 100% of their annual and long-term cash bonuses and restricted stock awards.

•	Our Retirement Restoration Plan allows officers to defer up to 6% of their compensation that is not eligible to be deferred into our 401(k) plan because of qualified plan limits that the Internal Revenue Code imposes. The Retirement Restoration Plan also credits participants with a matching contribution equal to the difference between the amount of matching contribution made under the 401(k) plan and what such matching contribution would have been without regard to any limitation that the Code imposes on either the amount of matching contribution or the amount of compensation that can be considered, and determined as if the amount the participant deferred under the Retirement Restoration Plan had been deferred into our 401(k) plan. The Retirement Restoration Plan also credits participants with an amount equal to the difference between the amount of retirement contribution made under the 401(k) plan and what such retirement contribution would have been without regard to the Code limits.

Under both plans, a participant may elect to have his or her cash deferrals credited to a common stock unit account or one or more investment accounts that are the same as those available under our 401(k) plan, which serve to measure the earnings that we will credit on the participant’s deferrals. Restricted stock deferrals under the Executive Deferred Compensation Plan are automatically credited to the common stock unit account until vested, after which the participant may reallocate deferrals to another investment account. Amounts allocated to the common stock unit account are credited with dividend equivalents, which are treated as if reinvested in additional common stock units.

Under both plans, deferred amounts are paid upon a participant’s termination of employment in a lump sum or up to ten year annual installments, as the participant elects.

Dividends paid on restricted stock awards that a participant has elected not to defer are also accumulated within the Executive Deferred Compensation Plan, deemed reinvested in common stock units, and paid to a participant in a lump sum when the related shares of restricted stock vest.

DIRECTOR COMPENSATION

The following table provides information about the compensation that our directors earned during fiscal year 2007 and their holdings of equity awards as of September 30, 2007. The table does not include Messrs. Barth and Roell, who are officers and received no additional compensation for their services as directors. The numbers of shares and price per share that we include in the footnotes to the table and the accompanying narrative reflect the three-for-one split of our stock effective October 2, 2007.

	Fees Earned or	Stock
	Paid in Cash(1)	Awards(2)	Total
Name	($)	($)	($)

Dennis W. Archer	100,088	99,912	200,000
Robert L. Barnett	125,088	99,912	225,000
Natalie A. Black	100,088	99,912	200,000
Paul A. Brunner(3)	100,088	99,912	200,000
Eugenio Clariond Reyes-Retana	100,088	99,912	200,000
Robert A. Cornog	125,088	99,912	225,000
Willie D. Davis(4)	25,024	24,976	50,000
Jeffrey A. Joerres	100,088	99,912	200,000
William H. Lacy	125,088	99,912	225,000
Southwood J. Morcott	125,088	99,912	225,000
Richard F. Teerlink	100,088	99,912	200,000

(1)	Amounts shown include a portion (50%) of the annual retainer of $200,000 that we pay quarterly to each of our non-employee directors, and an additional annual retainer of $25,000 that we pay quarterly to the Chairperson of each of our committees of the Board.

(2)	Amounts shown include a grant to each director other than Mr. Davis of 3,252 shares of our Common Stock with a closing stock price on the grant date of $30.72. Due to his retirement from our Board as of December 31, 2006, we granted Mr. Davis 813 shares of our Common Stock with a closing price on the grant date of $30.72.

(3)	Mr. Brunner will retire from our Board as of December 31, 2007.

(4)	Mr. Davis retired from our Board as of December 31, 2006.

For fiscal year 2007, we paid each non-employee director $200,000 in the form of an annual retainer, paid half in cash and half in shares of Common Stock at the then current market price, which shares we issued under the 2003 Stock Plan for Outside Directors. We pay the cash portion of the retainer quarterly in October, January, April and July. We issue the stock annually using the market closing price as of the date of the Annual Meeting. We also reimburse non-employee directors for any related expenses.

New non-employee directors receive a one-time grant of 2,400 shares of Common Stock upon election or appointment. We issue the stock on the first business day of the month following the start of the director’s term. Additionally, we pay the Chairpersons of the Audit, Compensation, Corporate Governance and Finance Committees an annual retainer of $25,000, each in cash.

We maintain a director stock ownership policy that requires our directors to hold significant amounts of our stock. Effective November 15, 2007, our current stock ownership policy requires our directors to hold five times the value of the Common Stock portion of their retainer within five years. All of our directors exceed this new stock ownership requirement.

We permit non-employee directors to defer all or any part of their retainer under the Deferred Compensation Plan for Certain Directors. A director may elect to treat any amount deferred as if invested in any of the investment funds that are available under our tax-qualified Savings and Investment Plan or into share units. We pay the deferred amount as adjusted for earnings, losses, gains and dividends, as applicable, to the director after the director retires or otherwise ceases service on the Board, in a lump sum or installments, as the director elects. Prior to October 1, 2006, under the Director Share Unit Plan, we credited stock units annually into each non-employee director’s account. Directors may now elect to treat the value of existing units as if invested in any of the accounts available under the Savings and Investment Plan.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE OF CONTROL

The following is a discussion of the nature and estimated value of payments and benefits that each of our named executive officers would receive in the event of termination of the executive’s employment or upon a change of control. We based the estimated value of the payments and benefits that we would provide on an assumption that the termination of employment or the change of control, or both, as applicable, occurred on September 28, 2007, the last business day of our fiscal year 2007. We can only determine the actual amounts of payments and benefits that an executive officer would receive upon his termination or upon a change of control at the actual time of such event.

Employment Agreements

We have entered into an employment agreement with each of our executive officers, including each of our named executive officers. Each employment agreement contains substantially similar terms except for individual salary amounts and benefits. In addition to setting forth the terms and conditions of each named executive officer’s employment and the amounts payable upon the executive’s termination of employment, the employment agreements contain terms that protect the company from certain business risks, including:

•	an agreement by the executive to perform his/her assigned duties by devoting full time, due care, loyalty and best efforts to the duties and complying with all applicable laws and the requirements of our policies and procedures on employee conduct;

•	a prohibition on the executive’s competition with our company, both during employment and for a period of one year after employment;

•	a prohibition on the executive’s ownership of a 5% or greater interest in any of our competitors;

•	a prohibition on the executive’s ability to share confidential information and trade secrets, both during employment and for two years after employment; and

•	a requirement that disputes related to the employment agreement be settled through arbitration instead of potentially costly litigation.

Summary of the Payments and Benefits Upon Each Termination Scenario

The following summarizes the types of payments and benefits to which each of our named executive officers would have been entitled if he had terminated employment on September 28, 2007, under various scenarios. These payments and benefits are generally based on the terms of the employment agreements and our relevant compensation and benefit plans, such as our Annual and Long-Term Incentive Performance Plan, stock option plans, 2001 Restricted Stock Plan, Retirement Restoration Plan, nonqualified Executive Deferred Compensation Plan, Executive Survivor Benefits Plan and the severance plan for our U.S. salaried employees.

For each termination scenario, all of our named executive officers would receive the benefits that are available generally to U.S. salaried employees, such as distributions under our pension plan and 401(k) savings plan, disability benefits, any salary or bonus awards due to the employee through the date of termination, and accrued vacation. We have not separately described or quantified the payments under such plans that all salaried employees would receive.

For the named executive officers, equity awards include outstanding stock options and restricted stock that we awarded pursuant to stock option and restricted stock plans that shareholders have approved. Some stock options that employees hold are vested, and the employee has the right to exercise a vested stock option at any time while he or she remains an employee. Some stock options are unvested and subject to future vesting requirements. Additionally, if a named executive officer holds shares of restricted stock that are not yet vested then we accumulate any dividends paid on those shares of restricted stock and pay the dividends to the officer only upon the vesting of the underlying stock. The value of the accumulated dividends is reflected in the “Restricted Stock” row of the tables that follow.

The equity values shown in the termination scenarios that follow are based on a closing stock price of $39.37 per share on September 28, 2007, which was adjusted for the three-for-one stock split effective October 2, 2007. This $39.37 per share stock price reflects an increase of 91.5% since the date of our stock option grant in fiscal year 2005 and an increase of 104.3% since the date of our restricted stock grant in fiscal year 2004. This growth in the value of our stock necessarily has a corresponding impact on the equity values that follow.

Voluntary Termination:  A named executive officer may terminate his employment with us at any time. In general, upon the executive’s voluntary termination:

•	we are not obligated to provide any severance pay;

•	all of the executive’s annual and long-term bonus awards outstanding under our Annual and Long-Term Incentive Performance Plan for which the performance period has not ended will terminate (although the executive will receive a payment of the amounts he earned under his annual and long-term bonus awards for which the performance period has ended on or prior to his date of termination);

•	the executive will forfeit all unvested stock options;

•	the executive will forfeit all unvested restricted stock and restricted stock units; and

•	all benefits and perquisites we provide will cease.

The executive will be entitled to a distribution of his vested benefits under the supplemental Retirement Restoration Plan (see the Pension Benefits Table on page 34)

and the nonqualified Executive Deferred Compensation Plan (see the Nonqualified Deferred Compensation Table on page 36).

Retirement and Early Retirement:  None of our named executive officers was eligible for full retirement on September 28, 2007, although Mr. Barth, Mr. Roell, and Mr. Wandell were eligible for early retirement (which our Pension Plan defines as reaching age 55 and having 10 years of service). For an estimate of the value of the pension benefit for a named executive officer upon a retirement, please see the Pension Benefits Table on page 34. In addition to such pension benefit, upon the executive’s full or early retirement:

•	we are not obligated to pay any severance;

•	the executive will receive, at the end of the applicable performance period for each of his annual and long-term bonus awards outstanding under our Annual and Long-Term Incentive Performance Plan, a pro-rata portion of the award amount he would have earned had he remained employed through the end of each such performance period, based on the company’s actual performance;

•	with respect to stock options:

•	the vesting of all stock options that we granted to the executive under our 2000 Stock Option Plan prior to March 23, 2005 will accelerate so that all of the options are exercisable in full; and

•	the vesting of all stock options that we granted to the executive under our 2000 Stock Option Plan on and after March 23, 2005, and all stock options that we granted to the executive under our 2007 Stock Option Plan, and that have been outstanding for at least one full calendar year after the year of grant will accelerate so that all of the options are exercisable in full (and the executive will forfeit all other options that have not been outstanding for at least one full calendar year after the date of grant);

•	the executive will retain his shares of restricted stock and restricted stock units that had not vested at the time of retirement, and they will continue to vest on the normal vesting schedule (however, the award agreement provides that the executive will not earn the award if he engages in conduct harmful to the best interests of our company after his retirement);

•	if the executive is age 65 or older, his accounts under the supplemental Retirement Restoration Plan will vest in full; and

•	all benefits and perquisites we provide will cease.

The executive also will be entitled to a distribution of his vested benefits under the supplemental Retirement Restoration Plan (see the Pension Benefits Table on page 34) and the nonqualified Executive Deferred Compensation Plan (see Nonqualified Deferred Compensation Table on page 36).

The following is an estimate of the annual and long-term bonus amounts and the value of the stock options and restricted stock that arises from vesting that accelerates or continues due to retirement that each named executive officer would receive assuming early retirement occurred on September 28, 2007 (Mr. McDonald and Mr. Myers were not then eligible for early retirement):

	John M.	Stephen A.	Keith E.	R. Bruce	C. David
	Barth	Roell	Wandell	McDonald	Myers

Annual Incentive(1)	$4,688,000	$2,500,000	$1,989,000	$0	$0
Long-Term Incentive(2)	$5,630,000	$2,504,000	$2,169,400	$0	$0
Stock Options	$31,454,000	$11,645,375	$9,124,125	$0	$0
Restricted Stock	$14,682,110	$7,140,906	$7,390,958	$0	$0

(1)	The amount reported reflects the amount actually earned under the short-term bonus award for the performance period ending in fiscal year 2007.

(2)	The amount reported is the sum of (i) the amount actually earned under the long-term bonus award for the performance period ending in fiscal year 2007, (ii) the target amount payable under the long-term bonus award for the performance period ending in fiscal year 2008 pro-rated to reflect the length of the named executive’s employment from the date the award was made to September 28, 2007, and (iii) the target amount payable under the long-term bonus award for the performance period ending in fiscal year 2009 pro-rated to reflect the length of the named executive’s employment from the date the award was made to September 28, 2007. For purposes of calculating these amounts, we have treated the last business day of the fiscal year as the last day of the fiscal year under the Annual and Long-Term Incentive Performance Plan. All amounts earned are awarded at the end of the applicable performance period.

Termination for “Cause”:  We may terminate the employment of a named executive officer for “cause” under the terms of the employment agreements. A termination for “cause” generally means a termination for theft, dishonesty, fraudulent misconduct, violation of certain provisions of the employment agreement, gross dereliction of duty, grave misconduct injurious to our company, and serious violation of the law or our policies on employee conduct. A named executive officer will not receive any special payments or benefits if we terminate his employment for “cause.” On the executive’s termination date, all of his outstanding unvested stock options will immediately terminate, and we will cancel any pending option exercises. In addition, the executive will forfeit all unvested shares of restricted stock and restricted stock units. The executive will be entitled to a distribution of his vested benefits under the supplemental Retirement Restoration Plan (see the Pension Benefits Table on page 34) and the nonqualified Executive Deferred Compensation Plan (see Nonqualified Deferred Compensation Table on page 36).

Termination without “Cause”:  If we terminate the employment of a named executive officer and the termination is not for “cause,” then:

•	the executive will receive a cash severance benefit in an amount equal to the greater of one year of the executive’s base salary as of the termination date or twice the amount payable under our severance plan for U.S. salaried employees. The severance benefit under the salaried severance plan depends upon the employee’s years of service with us, with severance starting at two weeks of base salary for an employee who has only one year of service and increasing to a maximum of 52 weeks of base salary for an employee who has 30 or more years of service;

•	all of the executive’s annual and long-term bonus awards outstanding under our Annual and Long-Term Incentive Performance Plan for which the performance period has not ended will terminate (although the executive will receive a payment of the amounts he earned under his annual and long-term bonus awards for which the performance period has ended on or prior to his date of termination);

•	the executive will forfeit all unvested stock options;

•	the executive will forfeit all unvested restricted stock or restricted stock units; and

•	all benefits and perquisites we provide will cease.

The executive also will be entitled to a distribution of his vested benefits under the supplemental Retirement Restoration Plan (see the Pension Benefits Table on page 34) and the nonqualified Executive Deferred Compensation Plan (see Nonqualified Deferred Compensation Table on page 36).

The following is an estimate of the severance that each named executive officer would receive assuming the termination without “cause” occurred on September 28, 2007:

	John M.	Stephen A.	Keith E.	R. Bruce	C. David
	Barth	Roell	Wandell	McDonald	Myers

Severance	$3,000,000	$1,538,462	$884,000	$676,000	$780,000

Termination due to Disability:  If a total and permanent disability causes a named executive officer’s termination, then:

•	we are not obligated to pay severance. Rather, the executive may be entitled to disability pay under our short- and long-term disability plans for U.S. salaried employees;

•	the executive will receive, at the end of the applicable performance period for each of his annual and long-term bonus awards outstanding under our Annual and Long-Term Incentive Performance Plan, a pro-rata portion of the award amount he would have earned had he remained employed through the end of each such performance period, based on the company’s actual performance;

•	the vesting of the executive’s stock options will accelerate so that all of the options are exercisable in full;

•	all of the executive’s unvested shares of restricted stock and restricted stock units will vest;

•	the executive will immediately vest in his accounts under the supplemental Retirement Restoration Plan;

•	if the executive is younger than age 65, then the executive will continue to be covered under the Executive Survivor Benefits Plan, the benefits of which we describe below; and

•	all benefits and perquisites we provide will cease.

In the case of termination as a result of total and permanent disability, the executive also will be entitled to distribution of his vested benefits under the supplemental Retirement Restoration Plan (see the Pension Benefits table on page 34) and the nonqualified Executive Deferred Compensation Plan (see the Nonqualified Deferred Compensation Plan table on page 36).

The following is an estimate of the annual and long-term bonus amounts, the value of the stock options, restricted stock and supplemental retirement benefit that arises from vesting that accelerates due to disability that each named executive officer would receive assuming the disability termination occurred on September 28, 2007:

	John M.	Stephen A.	Keith E.	R. Bruce	C. David
	Barth	Roell	Wandell	McDonald	Myers

Annual Incentive(1)	$4,688,000	$2,500,000	$1,989,000	$1,352,000	$1,104,000
Long-Term Incentive(2)	$5,630,000	$2,504,000	$2,169,400	$1,336,000	$1,576,000
Stock Options	$44,607,875	$20,049,980	$13,016,515	$7,839,135	$4,633,760
Restricted Stock	$14,682,110	$7,140,906	$7,390,958	$2,865,312	$1,210,133
Retirement Restoration Plan	$0	$0	$0	$0	$110,554

(1)	The amount reported reflects the amount actually earned under the short-term bonus award for the performance period ending in fiscal year 2007.

(2)	The amount reported is the sum of (i) the amount actually earned under the long-term bonus award for the performance period ending in fiscal year 2007, (ii) the target amount payable under the long-term bonus award for the performance period ending in fiscal year 2008 pro-rated to reflect the length of the named executive’s employment from the date the award was made to September 28, 2007, and (iii) the target amount payable under the long-term bonus award for the performance period ending in fiscal year 2009 pro-rated to reflect the length of the named executive’s employment from the date the award was made to September 28, 2007. For purposes of calculating these amounts, we have treated the last business day of the fiscal year as the last day of the fiscal year under the Annual and Long-Term Incentive Performance Plan. All amounts earned are awarded at the end of the applicable performance period.

Termination due to Death:  If a named executive officer dies while he is our employee, then:

•	the executive is eligible for benefits under our Executive Survivor Benefits Plan. Under the terms of that plan, the beneficiaries of a named executive officer would receive, annually for a period of ten years, payments of 90% or 100% (based on the executive’s age) of the executive’s annual base salary rate at the time of death. As of September 28, 2007, the applicable percentages for the named executive officers are: Mr. Barth — 90%, Mr. Roell — 90%, Mr. Wandell — 90%, Mr. McDonald — 100%, and Mr. Myers — 100%. In addition, the beneficiaries of the named executive officer would receive a continuation of the executive’s base salary for a period of six months after the executive’s death;

•	the executive’s beneficiaries will receive, at the end of the applicable performance period for each of the executive’s annual and long-term bonus awards outstanding under our Annual and Long-Term Incentive Performance Plan, a pro-rata portion of the award amount the executive would have earned had he remained employed through the end of each such performance period, based on the company’s actual performance;

•	the vesting of the executive’s stock options will accelerate such that the options become immediately exercisable to the extent they would have vested during the one-year period after the date of death;

•	all of the executive’s unvested shares of restricted stock and restricted stock units will vest;

•	the executive’s accounts under the supplemental Retirement Restoration Plan will vest in full; and all benefits and perquisites we provide will cease.

In the case of termination as a result of death, the executive or the executive’s beneficiaries also will be entitled to a distribution of the executive’s vested benefits under the supplemental Retirement Restoration Plan (see the Pension Benefits Table on page 34) and the nonqualified Executive Deferred Compensation Plan (see the Nonqualified Deferred Compensation Table on page 36).

The following is an estimate of the annual and long-term bonus amounts, the value of the stock options, restricted stock and supplemental retirement benefit that arises from vesting that accelerates due to death and the Executive Survivor Benefits Plan value that each named executive officer would receive assuming the death occurred on September 28, 2007:

	John M.	Stephen A.	Keith E.	R. Bruce	C. David
	Barth	Roell	Wandell	McDonald	Myers

Annual Incentive(1)	$4,688,000	$2,500,000	$1,989,000	$1,352,000	$1,104,000
Long-Term Incentive(2)	$5,630,000	$2,504,000	$2,169,400	$1,336,000	$1,576,000
Stock Options	$11,284,000	$2,821,000	$2,821,000	$1,410,500	$0
Restricted Stock	$14,682,110	$7,140,906	$7,390,958	$2,865,312	$1,210,133
Retirement Restoration Plan	$0	$0	$0	$0	$110,554
Executive Survivor Benefits Plan(3)	$14,250,000	$9,500,000	$8,398,000	$7,098,000	$8,190,000

(1)	The amount reported reflects the amount actually earned under the short-term bonus award for the performance period ending in fiscal year 2007.

(2)	The amount reported is the sum of (i) the amount actually earned under the long-term bonus award for the performance period ending in fiscal year 2007, (ii) the target amount payable under the long-term bonus award for the performance period ending in fiscal year 2008 pro-rated to reflect the length of the named executive’s employment from the date the award was made to September 28, 2007, and (iii) the target amount payable under the long-term bonus award for the performance period ending in fiscal year 2009 pro-rated to reflect the length of the named executive’s employment from the date the award was made to September 28, 2007. For purposes of calculating these amounts, we have treated the last business day of the fiscal year as the last day of the fiscal year under the Annual and Long-Term Incentive Performance Plan. All amounts earned are awarded at the end of the applicable performance period.

(3)	We calculated the amount reported using annual gross salary and multipliers as indicated above.

Change of Control Agreements

We have entered into change of control agreements with each of our executive officers, including each of our named executive officers. Upon a change of control of our company, the change of control agreements supersede the employment agreements. The change of control agreements generally entitle each named executive officer to continued employment with our company or our successor for two years following the change of control, with a base salary, bonus and other benefits at least equal to the base salary, bonus and benefits we paid or provided prior to the change of control. The change of control agreements also provide for a severance payment and continued welfare and medical benefits upon termination of the executive’s employment under certain circumstances during the two year employment period that begins on the date of the change of control, as we explain in more detail under “Termination Upon or Following a Change of Control” below. The agreement defines a change of control as:

•	the acquisition by a person or group of 35% or more of our common stock;

•	a change in a majority of our Board without the endorsement of the new Board members by the existing Board members;

•	a reorganization, merger, share exchange or other corporate reorganization or a sale of all or substantially all of our assets, except if it would result in continuity of our shareholders of at least 50%, if no person owns 35% or more of the outstanding shares of the entity resulting from the transaction, and if at least a majority of our Board remains; or

•	approval by our shareholders of our liquidation or dissolution.

Summary of the Payments and Benefits Upon a Change of Control

The following summarizes the types of payments and benefits to which each of our named executive officers would have been entitled if a change of control had occurred or if both a change of control and a termination of employment had occurred, on September 28, 2007. These payments and benefits are generally based on the terms of our change of control agreements, and our relevant compensation and benefit plans, such as our Annual and Long-Term Incentive Performance Plan, stock option plans, 2001 Restricted Stock Plan, Retirement Restoration Plan, and nonqualified Executive Deferred Compensation Plan.

For the named executive officers, equity awards include outstanding stock options and restricted stock that we awarded pursuant to stock option and restricted stock plans that shareholders have approved. Some stock options that employees hold are vested, and the employee has the right to exercise a vested stock option at any time while he or she remains an employee. Some stock options are unvested and subject to future vesting requirements. Additionally, if a named executive officer holds shares of restricted stock that are not yet vested then we accumulate any dividends paid on those shares of restricted stock and pay the dividends to the officer only upon the vesting of the underlying stock. The value of the accumulated dividends is reflected in the “Restricted Stock” row of the tables that follow.

The equity values shown in the change of control scenarios that follow are based on a closing stock price of $39.37 per share on September 28, 2007, which was adjusted for the three-for-one stock split effective October 2, 2007. This $39.37 per share stock price reflects an increase of 91.5% since the date of our stock option grant in fiscal year 2005 and an increase of 104.3% since the date of our restricted stock grant in fiscal year 2004. This growth in the value of our stock necessarily has a corresponding impact on the equity values that follow.

Change of Control:  In the event of a change of control of our company, which each relevant compensation and bonus plan generally defines in the same manner as under the change of control employment agreement we discuss above, the following will occur as of the time of the change of control whether or not the named executive officer’s employment terminates:

•	the executive will receive a pro-rata portion of the maximum amount payable under each annual and long-term bonus award outstanding under our Annual and Long-Term Incentive Performance Plan;

•	vesting of all stock options that the named executive officer then holds will accelerate so that the options will be exercisable in full;

•	all of the executive’s unvested shares of restricted stock and restricted stock units will vest; and

•	all amounts that the named executive officer accrued under the nonqualified Executive Deferred Compensation Plan and supplemental Retirement Restoration Plan will immediately vest and we will pay these amounts in full in a lump sum.

The payments and the value of benefits under the change of control agreements or under any of our other plans and programs in connection with a change of control may exceed limitations that Section 280G of the Internal Revenue Code establishes, which would cause the executive to pay additional federal taxes. The change of control agreement provides that we will pay the executive an additional amount, called a “gross-up payment,” necessary to offset any taxes of this type that the Internal Revenue Service imposes on the executive and any additional taxes on this payment.

The following is an estimate of the annual and long-term bonus amounts, the value of the stock options, restricted stock and supplemental retirement benefit that arises from vesting that accelerates due to the change of control and the excise tax gross up that each named executive officer would receive assuming the change of control (no termination) occurred on September 28, 2007:

	John M.	Stephen A.	Keith E.	R. Bruce	C. David
	Barth	Roell	Wandell	McDonald	Myers

Annual Incentive	$4,688,000	$2,500,000	$1,989,000	$1,352,000	$1,560,000
Long-Term Incentive(1)	$7,800,000	$3,400,000	$3,005,600	$2,028,000	$2,184,000
Stock Options	$44,607,875	$20,049,980	$13,016,515	$7,839,135	$4,633,760
Restricted Stock	$14,682,110	$7,140,906	$7,390,958	$2,865,312	$1,210,133
Retirement Restoration Plan	$0	$0	$0	$0	$110,554
Excise Tax Gross Up(2)	$0	$0	$0	$2,098,425	$0

(1)	The amount reported is the sum of (i) the maximum amount payable under the long-term bonus award for the performance period ending in fiscal year 2007, (ii) the maximum amount payable under the long-term bonus award for the performance period ending in fiscal year 2008 pro-rated to reflect the length of the named executive’s employment from the date the award was made to September 28, 2007, and (iii) the maximum amount payable under the long-term bonus award for the performance period ending in fiscal year 2009 pro-rated to reflect the length of the named executive’s employment from the date the award was made to September 28, 2007. For purposes of calculating these amounts, we have treated the last business day of the fiscal year as the last day of the fiscal year under the Annual and Long-Term Incentive Performance Plan.

(2)	The change of control agreements provide that if the aggregate payments under the change of control agreement or otherwise are an “excess parachute payment” for purposes of the Internal Revenue Code, then we will pay the executive the amount necessary to offset the excise tax that the Internal Revenue Code imposes and any additional taxes on this payment. In determining the amount of the excise tax gross-up to include in the table above, we made the following material assumptions: a Section 280G excise tax rate of 20%, a 35% federal income tax rate, a 6.75% state income tax rate, and a 1.45% Medicare tax rate; the calculation also assumes that we can prove that we did not grant the 2007 equity awards in connection with a change of control.

Termination Upon or Following a Change of Control:  As we discuss above, we have change of control agreements with each of our named executive officers. This agreement provides for a two year employment period that begins on the date of the change of control. Under the agreement, if we terminate the executive’s employment (or our successor terminates the executive’s employment) other than for cause, if the executive terminates his employment for good reason, if the executive voluntarily terminates his employment within a 30-day period beginning on the first anniversary of the change of control, or if the executive’s employment ceases as a result of the executive’s death or disability, in each case within the two year period, then the executive or the executive’s beneficiary will receive:

•	a lump sum severance payment equal to three times the executive’s annual cash compensation, which includes the executive’s annual base salary and the greater of:

•	the average of the executive’s annualized annual and long-term cash bonuses for the three fiscal years preceding the change of control, or

•	the sum of the annual and long-term cash bonuses for the most recently completed fiscal year;

•	payment of a pro-rata portion of the greater of the following:

•	the average of the executive’s annualized annual and long-term cash bonuses for the three fiscal years preceding the change of control, or

•	the sum of the annual and long-term cash bonuses for the most recently completed fiscal year;

however, if (and only if) the executive’s termination occurs on the change of control date, then we will reduce this amount by the amount we paid under the Annual and Long-Term Incentive Performance Plan as a result of the change of control;

•	a cash payment equal to the lump sum value of the additional benefits the executive would have accrued for the remainder of the employment period under our pension plan and our supplemental Retirement Restoration Plan, assuming the executive is fully vested in such benefits at the time of termination; and

•	continued medical and welfare benefits for the remainder of the employment period.

As we describe under “Change of Control,” the payments and the value of benefits we provide under the change of control agreements or under any of our other plans or programs in connection with the change of control may exceed limitations that Section 280G of the Internal Revenue Code establishes. The change of control agreement provides that we will pay the executive a gross-up payment as applicable.

The following is an estimate of the severance, continued medical and welfare benefit value, and excise tax gross up that each named executive officer would receive assuming the change of control and termination occurred on September 28, 2007:

	John M.	Stephen A.	Keith E.	R. Bruce	C. David
	Barth	Roell	Wandell	McDonald	Myers

Severance(1)	$29,604,000	$15,312,000	$12,873,000	$8,571,000	$8,742,000
Continued Medical & Welfare Benefits(2)	$4,991,668	$2,059,301	$1,341,959	$390,655	$101,591
Excise Tax Gross Up(3)	$23,153,556	$12,067,538	$9,575,108	$6,591,116	$0

(1)	The amount reported reflects the amounts actually earned under the short- and long-term bonus awards for the performance period ending in fiscal year 2007.

(2)	The amount reflects our estimate of the cost to us of providing medical and welfare benefits for the employment period, including medical, prescription, dental, disability and life, accidental death and travel and accident insurance. The amount also includes the lump sum value of the additional benefits the executive would have accrued during the employment period under our pension plan and our supplemental Retirement Restoration Plan.

(3)	The change of control agreements provide that if the aggregate payments under the change of control agreement or otherwise are an “excess parachute payment” for purposes of the Internal Revenue Code, then we will pay the executive the amount necessary to offset the excise tax that the Internal Revenue Code imposes and any additional taxes on this payment. In determining the amount of the excise tax gross-up to include in the table above, we made the following material assumptions: a Section 280G excise tax rate of 20%, a 35% federal income tax rate, a 6.75% state income tax rate, and a 1.45% Medicare tax rate; the calculation also assumes that we can prove that we did not grant the 2007 equity awards in connection with a change of control.

If the executive terminates his employment during the employment period for other than good reason (except during the 30-day period beginning on the first anniversary of the change of control), then the executive will receive only a payment of a pro-rata portion of the greater of the average of the executive’s annualized annual and long-term cash bonuses for the three fiscal years preceding the change of control, or the sum of the annual and long-term cash bonuses for the most recently completed fiscal year.

If we terminate the executive’s employment for cause, then no additional pay or benefits are due.

We would have “cause” to terminate the executive’s employment under the change of control agreement if the executive repeatedly and deliberately fails to perform the duties of his position and does not correct such failure after notice, or if the executive is convicted of a felony involving moral misconduct.

The executive would have “good reason” to terminate employment under the change of control agreement if:

•	we assign the executive duties inconsistent with his position or we take other actions to reduce the executive’s authority or responsibilities;

•	we breach any provision of the change of control agreement relating to salary, bonus and benefits payable following the change of control;

•	we require the executive to relocate;

•	we terminate the executive’s employment other than as the agreement permits;

•	we fail to require the successor in the change of control transaction to expressly assume the agreement; or

•	we request that the executive perform an illegal or wrongful act in violation of our code of conduct.

The executive also has the right, exercisable during a 30-day period following the first anniversary of a change of control, to terminate his or her employment with us for any reason and receive the severance payments and the continued medical and welfare benefits we describe above as if the executive had terminated for good reason.

BOARD INFORMATION

Board Meetings:	In fiscal year 2007, the Board held a total of six regular meetings. Also in fiscal year 2007, each Director attended 100% of Board meetings and at least 83% of Board committee meetings for the committees on which the director served. The Board has a presiding director position. The presiding director is a rotational assignment held in turn by the independent Chairpersons of the Audit, Corporate Governance, Compensation, and Finance Committees. In addition, the Board requires executive sessions of the non-management directors at least twice annually. During these executive sessions, and when the Chairperson is unavailable for regular Board meetings, the presiding director has the responsibility to lead the meeting, set the agenda, and determine the information to be provided.

Board Independence:	The Board of Directors determines the independence of each director and nominee for election as a director on an annual basis. The Board makes these determinations in accordance with the NYSE’s listing standards for the independence of directors. The Board has established categorical standards of independence to assist it in making determinations of director independence, which we have set forth in the Company’s Corporate Governance Guidelines and posted on our website (at http://www.johnsoncontrols.com/governance). Under these standards, we will not consider the following relationships that currently exist or that have existed, including during the preceding three years, to be material relationships that would impair a director’s independence:

a) A family member of the director is or was an employee (other than an executive officer) of our company.

b) A director, or a family member of the director, receives or received less than $100,000 during any twelve-month period in direct compensation from our company, other than director and committee fees and pension or other forms of deferred compensation for prior service. We will not consider compensation (a) a director receives for former service as an interim Chairperson or Chief Executive Officer or other executive officer of our company or (b) a family member of the director receives for service as a non-executive employee of our company.

c) A director, or a family member of the director, is a former partner or employee of our company’s internal or external auditor but did not personally work on our company’s audit within the last three years; or a family member of a director is employed by an internal or external auditor of our company but does not participate in such auditor’s audit, assurance or tax compliance practice.

d) A director, or a family member of the director, is or was an employee, other than an executive officer, of another company where any of our company’s present executives serve on that company’s compensation committee.

e) A director is or was an executive officer, employee or director of, or has or had any other relationship (including through a family member) with, another company, that makes payments (other than contributions to tax exempt organizations) to, or receives payments from, our company for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues.

f) A director is or was an executive officer, employee or director of, or has or had any other relationship with, a tax exempt organization to which our company’s and its foundation’s contributions in any single fiscal year do not exceed the greater of $1 million or 2% of such organization’s consolidated gross revenues.

g) A director is a shareholder of our company.

h) A director has a relationship that currently exists or that has existed with a company that has a relationship with our company, but the director’s relationship with the other company is through the ownership of the stock or other equity interests of that company that constitutes less than 10% of the outstanding stock or other equity interests of that company.

i) A family member of the director, other than his or her spouse, is an employee of a company that has a relationship with our company but the family member is not an executive officer of that company.

j) A family member of the director has a relationship with our company but the family member is not an immediate family member of the director. An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-laws, and anyone (other than domestic employees) who shares such person’s home.

k) Any relationship that a director previously had that constituted an automatic bar to independence under NYSE listing standards after such relationship no longer constitutes an automatic bar to independence in accordance with NYSE listing standards.

The Board has affirmatively determined by resolution that each of Ms. Black and Messrs. Archer, Barnett, Brunner, Clariond Reyes-Retana, Cornog, Joerres, Lacy, Morcott and Teerlink is independent and has no material relationship with our company, except as a director or shareholder. Based on the NYSE’s listing standards and our Corporate Governance Guidelines, the Board affirmatively determined that Messrs. Barth and Roell are not independent. The Board is therefore comprised of greater than two-thirds independent directors.

When making director independence determinations, the Board considered the following relationships:

• We have business relationships with the law firm of which Mr. Archer is a partner and the company of which Mr. Joerres is the chief executive officer. The Board considered the annual amount of payments to and from our company and the law firm and the company with which Mr. Archer and Mr. Joerres, respectively, are affiliated for the last three fiscal years. The Board determined that the dollar amount of such payments did not preclude the Board from making an independence determination for either director under the NYSE’s listing standards and that the relationships fell within our categorical standards of independence.

• In prior fiscal years, the Board determined that Mr. Clariond Reyes-Retana was not independent due to his employment at Grupo IMSA, a company with whom we had a business relationship. Mr. Clariond Reyes-Retana retired from Grupo IMSA on December 31, 2006. The Board determined that, based on his retirement, the NYSE’s listing standards do not preclude the Board from finding that Mr. Clariond Reyes-Retana is independent and that the prior relationship falls within our categorical standards of independence.

Board Succession Plan:	We designed the Board Succession Plan to maintain effective shareholder representation. The plan has three important elements. First, the Plan sets the mandatory retirement age for directors at the last day of the calendar year in which a director reaches his or her 72nd birthday. Second, the Plan states that no director may serve as a committee chair of the same committee for more than five consecutive years or of any committee after the last day of the calendar year in which the director reaches his or her 70th birthday. One year prior to a committee chair’s mandatory end date, we will implement a transition process in which the new chair will work collaboratively with the retiring chair as they transition duties and responsibilities. Both the current chair and the successor will receive the retainer that we pay to committee chairs. Third, the Plan requires that at the time a Chief Executive Officer either resigns or retires from our company, he or she must resign and retire from the Board as well, following a transition period upon which the Chief Executive Officer and the Compensation Committee mutually agree.

We provide the Corporate Governance Guidelines and Corporate Governance Committee Charter on our website at: http://www.johnsoncontrols.com/governance, or you may request a copy of these materials by contacting Shareholder Services at the address or phone number that we provide in the “Questions and Answers” section of this proxy statement.

Board Evaluation:	Each year, the Board conducts an evaluation of the nominees, the committees, and the Board to determine the effectiveness of the Board. The Corporate Governance Committee annually determines the manner of these evaluations to ensure that the Board receives accurate and insightful information. During fiscal 2007, each nominee completed a written self-assessment questionnaire and underwent a performance review, and each director completed a written evaluation of each nominee, as a means to evaluate each nominees’ effectiveness. Also during fiscal 2007, each director was individually interviewed by a third party to discuss the effectiveness of the Board and its committees. Based on the input of each director, issues were identified for further discussion and potential improvement. As a result of the quality of the information gained through these evaluation processes, the Board was able to objectively evaluate its processes and enhance its procedures to ensure greater director, committee and Board effectiveness.

Board Committees:	Executive Committee: The primary functions of the committee are to exercise all the powers of the Board when the Board is not in session, as the law permits. The Executive Committee held one meeting last year.

Audit Committee: The primary functions of the committee are to:

• Review and discuss the audited financial statements with management for inclusion of the financial statements and related disclosures in our Annual Report on Form 10-K;

• Review annually the internal audit and other controls that management establishes;

• Review the results of management’s and the independent registered public accounting firm’s assessment of the design and operating effectiveness of our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002;

• Review and discuss with management and our independent registered public accounting firm our financial reporting process and our critical accounting policies;

• Appoint and oversee the compensation and work of our independent registered public accounting firm;

• Review management’s evaluation of our independent registered public accounting firm;

• Review the audit plans prepared by internal audit and the independent registered public accounting firm;

• Review applicable confidential reporting of possible concerns regarding internal accounting controls, accounting and auditing matters;

• Pre-approve all auditing services and permitted non-audit services that our independent registered public accounting firm will perform;

• Review related persons transactions and decide whether to approve or ratify a related person transaction;

• Disclose any related person transaction to the full Board of Directors;

• Report the results or findings of all activities to the Board on a periodic basis; and

• Review annually the committee’s performance and report its findings and recommendations to the Board.

The Audit Committee held eight regular meetings last year. All members are independent as defined by the New York Stock Exchange listing standards and the Corporate Governance Guidelines.

Compensation Committee: The primary functions of the committee are to:

• Recommend to the Board the selection and retention of officers and key employees;

• Review and approve compensation for the Chief Executive Officer and senior executives;

• Administer and recommend amendments to the executive compensation plans;

• Establish objectives, determine performance, and approve salary adjustments of the Chief Executive Officer;

• Approve disclosure of executive compensation related information in our proxy statement;

• Approve the retention and termination of outside compensation consultants;

• Review our executive compensation programs with outside consultants and recommend such programs to the Board;

• Review annually the committee’s performance and report its findings and recommendations to the Board;

• Review a management succession plan and recommend management succession decisions;

• Review and approve employment related agreements for the Chief Executive Officer and senior executives;

• Report the results or findings of these activities to the Board on a periodic basis; and

• Periodically review Pension Plan design.

The Compensation Committee held four meetings last year. All members are independent as defined by the New York Stock Exchange listing standards and the Corporate Governance Guidelines. In addition, no member of the Compensation Committee has served as one of our officers or employees at any time. The committee exercises the Board’s powers regarding compensation of our executive officers. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Corporate Governance Committee: The primary functions of the committee are to:

• Recommend to the Board nominees for directors;

• Consider shareholder-recommended candidates for election as directors;

• Recommend the size and composition of the Board;

• Develop guidelines and criteria for the qualifications of directors for Board approval;

• Approve director compensation programs;

• Approve committees, committees’ rotational assignments, and committee structure for the Board;

• Approve and review performance criteria for the Board;

• Ensure formalization of written ethics policy and employee education in the policy;

• Review annually the committee’s performance and report its findings and recommendations to the Board;

• Review and recommend corporate governance practices and policies of our company;

• Review and decide on conflicts of interest that may affect directors; and

• Report the results or findings of these activities to the Board on a periodic basis.

The Corporate Governance Committee held five meetings last year. All members are independent as defined by the New York Stock Exchange listing standards and the Corporate Governance Guidelines.

Finance Committee: The primary functions of the committee are to:

• Review major risk exposures and management’s plans to monitor and control such exposures;

• Review and approve, within the limits established by the Board, our capital appropriations matters;

• Annually review and recommend to the Board of Directors capital expenditure authorization levels;

• Review capital structure, financing plans and other significant treasury policies;

• Review our policies governing long term investment goals and asset allocation targets for significant defined benefit and defined contribution plans;

• Approve funding for significant defined benefit and defined contribution plans;

• Review dividend policy and share repurchase programs;

• Review our tax situation and significant tax planning initiatives and tax audit settlements;

• Review the status of major information technology plans; and

• Review annually the committee’s performance.

The Finance Committee held five meetings last year. All members of the Finance Committee are independent as defined by the New York Stock Exchange listing standards and the Corporate Governance Guidelines.

Related Person Transactions:	Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

• a “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and

• a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. In addition, the questionnaire we send annually to directors and executive officers will solicit information regarding related person transactions that are currently proposed or occurred since the beginning of our last fiscal year. The Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board of Directors.

BOARD COMMITTEE MEMBERSHIP

Johnson Controls Board Committee Membership

Corporate
	Audit	Executive	Compensation	Governance	Finance

Dennis W. Archer			✓	✓

Robert L. Barnett		✓		*	✓

John M. Barth		*

Natalie A. Black				✓	✓

Paul A. Brunner(1)	✓		✓

Robert A. Cornog	*	✓		✓

Jeffrey A. Joerres	✓		✓

William H. Lacy		✓	✓		*

Southwood J. Morcott		✓	*	✓

Eugenio Clariond Reyes-Retana

Stephen A. Roell		✓

Richard F. Teerlink	✓				✓

* Chair of Committee

✓ Committee Member

(1)	Mr. Brunner will retire from our Board as of December 31, 2007.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter that the Board of Directors has adopted. The Audit Committee, which reviews the charter at least annually, last amended it in November 2007. The charter is available on our web site at http://www.johnsoncontrols.com/governance. Each member of our Audit Committee meets our independence requirements and the New York Stock Exchange’s independence requirements and the Corporate Governance Guidelines. The Board of Directors has determined that Messrs. Cornog, Joerres and Teerlink are Audit Committee financial experts as defined by the rules of the Securities and Exchange Commission. Mr. Brunner will retire from our Board as of December 31, 2007.

The Board of Directors has the ultimate authority for effective corporate governance, including the role of oversight of the management of our company. The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities by overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as our independent auditor and the performance of our internal auditors.

The Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control. Our independent registered accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. Our independent auditor is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting.

During fiscal year 2007, the Audit Committee fulfilled its duties and responsibilities generally as outlined in the charter. The Audit Committee held eight meetings. Specifically, the Committee, among other actions:

•	reviewed and discussed our quarterly earnings press releases, consolidated financial statements and related periodic reports filed with the SEC, with management and the independent auditor;

•	reviewed with management, the independent auditor and the internal auditor, management’s assessment of the effectiveness of our internal control over financial reporting and the effectiveness of our internal control over financial reporting;

•	reviewed with the independent auditor, management and the internal auditor, as appropriate, the audit scopes and plans of both the independent auditor and internal auditor; and

•	met in periodic executive sessions with each of the independent auditor, management and the internal auditor

The Audit Committee has reviewed and discussed our audited consolidated financial statements and related footnotes for the fiscal year ended September 30, 2007, and the independent auditor’s report on those financial statements, with our management and independent auditor. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP presented the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 114, “The Auditor’s Communication with those charged with governance” and SEC Regulation S-X, Rule 2-07 “Communication with Audit Committees.” This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of our accounting principles, the reasonableness of significant estimates and judgments and the disclosures in our financial statements, including the disclosures relating to critical accounting policies.

RELATIONSHIP WITH INDEPENDENT AUDITORS

The Audit Committee selects our independent registered public accounting firm for each fiscal year. During the fiscal year ended September 30, 2007, PricewaterhouseCoopers LLP was employed principally to perform the annual audit and to render other services. Fees we paid to PricewaterhouseCoopers LLP for each of the last two fiscal years are listed in the following table.

	Fiscal Year	Fiscal Year
	2006	2007

Audit Service Fees	$16,601,000	16,411,000
Audit-Related Fees	$922,000	940,000
Tax Fees	$2,588,000	5,875,000
All Other Fees	$59,000	9,000

Audit service fees include fees for services performed to comply with audit standards of the Public Company Accounting Oversight Board (United States), including the recurring audit of our consolidated financial statements and the audit of our internal controls over financial reporting for fiscal year 2007. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to audit of income tax provisions and related reserves and consents and assistance with and review of documents filed with the SEC.

Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding accounting principles generally accepted in the U.S., reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of SEC and Sarbanes-Oxley Act requirements, audits of pension and other employee benefit plans and audit services not required by statute or regulation.

Tax fees primarily include fees associated with tax audits, tax compliance, tax consulting, as well as domestic and international tax planning. This category also includes tax planning on mergers and acquisitions and restructurings, as well as other services related to tax disclosure and filing requirements.

All other fees primarily include fees associated with U.S. customs compliance, corporate restructurings, and value-added tax compliance. The Audit Committee has concluded that the provision of the non-audit services listed above as “All Other Fees” is compatible with maintaining the independence of the registered public accounting firm.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm and it pre-approved 100% of all such services in fiscal year 2007. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on registered public accounting firm independence. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

Robert A. Cornog, Chairman
Paul A. Brunner
Jeffrey A. Joerres
Richard F. Teerlink
Members, Audit Committee

JOHNSON CONTROLS SHARE OWNERSHIP

Directors and Officers:	The following table lists our Common Stock ownership as of October 31, 2007 for the persons or groups specified. Ownership includes direct and indirect (beneficial) ownership as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. None of these persons beneficially owns more than 1% of the outstanding Common Stock.

	Shares of	Options
	Common Stock	Exercisable	Units Representing
	Beneficially	within	Deferred
Name of Beneficial Owner	Owned(1)	60 Days(2)	Compensation(3)

John M. Barth	750,987	4,050,000	— Units
Stephen A. Roell	499,000	874,500	150,825 Units
Keith E. Wandell	46,189	907,500	69,719 Units
R. Bruce McDonald	12,349	574,500	104,339 Units
C. David Myers	24,000		— Units
Dennis W. Archer	2,400		24,515 Units
Robert L. Barnett	11,759		119,893 Units
Natalie A. Black	5,292		44,108 Units
Paul A. Brunner	98,289		187 Units
Eugenio Clariond Reyes-Retana	310,743		8,784 Units
Robert A. Cornog	29,942		113,418 Units
Jeffrey A. Joerres	4,806		47,284 Units
William H. Lacy	45,921		62,996 Units
Southwood J. Morcott	24,219		49,661 Units
Richard F. Teerlink	41,025		37,868 Units
All Directors and Executive Officers as a group [not including deferred shares referred to in footnote(3)]	3,143,533
TOTAL PERCENT OF CLASS OF COMMON STOCK EQUIVALENTS	0.53%	1.56%

(1)	Includes all shares for each officer or director that directly has or shares the power to vote or direct the vote of such shares, or to dispose of or direct disposition of such shares.

(2)	Reflects Common Stock equivalents of stock options exercisable within 60 days that are owned by these officers.

(3)	Reflects Common Stock equivalents under the deferred and equity based compensation plans that are owned by these officers and directors. Units may not be distributed in the form of Common Stock and do not carry voting rights.

Schedule 13G Filings:	The Company believes that the following table is an accurate representation of beneficial owners of more than 5% of any class of the Company’s securities. The table is based upon reports on Schedule 13Gs filed with the Securities and Exchange Commission as of November 15, 2007.

		Amount and
	Name and Address	Nature of	Percent of
Title of Class	of Beneficial Owner	Ownership(1)	Class

Common Stock $0.01-7/18	Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071(2)	67,566,000	11.5%
	UBS Global Asset Management Americas, Inc. One North Wacker Drive Chicago, IL 60606(3)	47,372,868	8.0%

(1)	Adjusted to reflect the three-for-one stock split effective October 2, 2007.

(2)	Capital Research reported as of February 12, 2007 sole voting power with respect to 33,027,300 shares and sole dispositive power with respect to 67,566,000 shares.

(3)	UBS Global reported as of February 20, 2007 sole voting power with respect to 42,788,268 shares and shared dispositive power with respect to 47,372,868 shares.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a):	Based on a review of reports filed by our directors, executive officers and beneficial holders of 5% or more of our shares, and upon representations from those persons, all reports required to be filed during fiscal year 2007 with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934 were timely made, with the exception of two reports filed by Eugenio Clariond Reyes-Retana who inadvertently missed the filing deadlines to report the purchase of 664 (pre-split) shares on February 10, 2006, and 30,900 (pre-split) shares on February 14, 2007. Mr. Clariond Reyes-Retana filed the reports as soon as he discovered the error.

By order of the Board of Directors.

Jerome D. Okarma
Vice President, Secretary
and General Counsel
December 7, 2007

Shareholder Information Summary

Executive Offices

Johnson Controls, Inc.
5757 N. Green Bay Avenue
P.O. Box 591
Milwaukee, WI 53201
(414) 524-1200

www.johnsoncontrols.com

webmaster@jci.com

New York Stock Exchange
 Symbol: JCI

CUSIP: 478366 107

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Call (800) 524-6220 to:

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Audit Committee Chairman
Robert.A.Cornog@jci.com

Governance Committee Chairman
Robert.L.Barnett@jci.com

Shareholder Services
Transfer Agent
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Shareowner Services Department
P.O. Box 64856
St. Paul, MN 55075-0856
(877) 602-7397
www.wellsfargo.com/shareownerservices

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DTC #2665

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• Dividend Payments

• Shareholder Information Handbooks

• Address Changes

• Registration Changes

• Enrollment in Automatic Dividend
Reinvestment and Common Stock
Purchase Plan

Shareholder Services Contact
Arlene Gumm
(414) 524-2363
shareholder.services@jci.com

Investor Relations Contact
Glen L. Ponczak
(414) 524-2375
Glen.L.Ponczak@jci.com

THE COMPANY IS NOT INCLUDING THIS SHAREHOLDER SUMMARY
INFORMATION AS PART OF, OR INCORPORATING IT BY REFERENCE INTO, THE PROXY STATEMENT.

Misc - 216 - 07

ProxyCOMPANY #VOTE BY TELEPHONE, INTERNET OR MAIL24 Hours a Day, 7 Days a WeekTELEPHONEINTERNETMAILorortoll-free in U.S. and Canada: 800-560-1965 http://www.eproxy.com/jci/ Use any touch-tone telephone to vote your Use the Internet to vote your proxy. Have Mark, sign and date your Proxy Form proxy. Have your Proxy Form and the last your Proxy Form and the last four digits of and return it in the postage-paid four digits of your Social Security Number your Social Security Number or Taxpayer envelope we have provided. or Taxpayer Identification Number in Identification Number in hand when you hand when you call. access the website to create your electronic ballot.The undersigned, having received the Notice of Meeting and Proxy Statement dated This proxy when properly executed will be voted in the manner directed therein December 7, 2007, and Annual Report on Form 10-K, hereby appoints S.A. Roell by the undersigned. Your telephone or Internet vote authorizes the named and J. D. Okarma, and each of them, proxies with power of substitution to vote proxies to vote your shares in the same manner as if you marked, signed and for the undersigned at the annual shareholders’ meeting of Johnson Controls, mailed your Proxy Form.This proxy allows you to vote all non-broker account Inc., on January 23, 2008, and at any adjournments thereof, hereby revoking any shares of Johnson Controls you hold as of November 15, 2007. If you submit proxy heretofore given by the undersigned for such meeting.your proxy by telephone or Internet, there is no need for you to mail back your Proxy Form. f Please Detach Here f2008 Annual Meeting — January 23, 2008The Board of Directors recommends a vote FOR items 1 and 2.FOR ALL WITHHOLD FROM ALLFOR AGAINST ABSTAIN1. Election of Directors M M 2. Ratification of PricewaterhouseCoopers M M M01 Natalie A. Black as independent auditors for 2008.02 Robert A. CornogIf no direction is made, this proxy will be voted FOR all nominees listed in items03 William H. Lacy04 Stephen A. Roell 1 and 2, and in the discretion of the proxies, upon other such matters which may properly come before the meeting or any adjournments thereof.EXCEPTIONS[Important information contained on reverse side; please read.]Dated: To withhold authority to vote for any individual nominee(s), write the number code(s) of the nominee(s) in the exceptions box.M Check this box if address change, and indicate correction below:Please sign in box above.Please sign name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, give full title. For joint accounts, each owner must sign.

JOHNSON CONTROLS, INC.PROXY2008 Annual Meeting — January 23, 2008 If you are a participant in the Johnson Controls Savings and Investment (401k) Plan, the Trim Masters, Inc. Retirement Plan, the Johnson Controls ASG Production Employees Savings and Investment (401k) Plan, the Johnson Controls IFM CNA Retirement Savings Plan, the Bridgewater LLC Savings and Investment (401k) Plan, the Johnson Controls Federal Systems Retirement Savings (401k) Plan, or the Avanzar Interior Technologies, LLC, Savings and Investment (401k) Plan, this proxy card also entitles you to direct Fidelity Management Trust Company how to vote Johnson Controls shares credited to your account.The shares credited to your account in any above-referenced plan will be voted as directed. If no direction is made, if the card is not signed, or if the card is not received by January 17, 2008, the plan shares credited to your account will be voted in the same proportion as directions received from participants.If you hold the Company’s Common Stock, and no voting direction is made, the shares you hold will be voted FOR all nominees listed in items 1 and 2, and in the discretion of the proxies, upon such other matters which may properly come before the meeting or any adjournments thereof.If you own shares by other means than those stated above, you will receive separate proxy materials which you should complete and return as indicated in those materials. To understand the effect of not voting your shares, please refer to the Questions and Answers section of the Proxy Statement.